&YIJCJU EXECUTION VERSION FIFTH AMENDMENT FIFTH AMENDMENT, dated as of December 12, 2018 (this “Amendment”), to the Credit Agreement, dated as of March 19, 2014, among RENT-A-CENTER, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto (as amended by the First Amendment dated as of February 1, 2016, the Second Amendment effective as of September 30, 2016, the Third Amendment and Waiver dated as of May 1, 2017, the Fourth Amendment dated as of June 6, 2017 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”). Terms defined in the Existing Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein. W I T N E S S E T H : WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement; WHEREAS, the Borrower desires to (i) extend the Revolving Scheduled Commitment Termination Date and (ii) amend certain provisions of the Existing Credit Agreement; and WHEREAS, subject to the terms and conditions of this Amendment, the Lenders are willing to agree to amend the terms of the Existing Credit Agreement as herein provided; NOW, THEREFORE, the parties hereto hereby agree as follows: SECTION 1. Amendments. Pursuant to Section 10.1 of the Existing Credit Agreement, effective as of the Amendment Effective Date (as defined below): (a) The Existing Credit Agreement (excluding (subject to clauses (b) and (c) below) the Annexes, Schedules and the Exhibits thereto, which shall continue to be the Annexes, Schedules and Exhibits under the Credit Agreement) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto; (b) Annex A to the Existing Credit Agreement is hereby amended and restated in its entirety by the document attached as Annex II hereto, which shall be Annex A to the Credit Agreement; and (c) Annex B to the Existing Credit Agreement is hereby deleted in its entirety. SECTION 2. Agreements. (a) Each Existing Revolving Lender (as defined in the Credit Agreement) that executes and delivers a signature page to this Amendment as a “Continuing Lender” (each such Existing Revolving Lender, a “Continuing Lender”) agrees (i) to the terms of this Amendment and the Credit Agreement, (ii) that its “Revolving Commitment” (as defined in the Credit Agreement) under the Credit Agreement shall be the amount set forth under the heading “Revolving Commitment” opposite such Continuing Lender’s name on Annex II hereto and (iii) that it will be bound by the provisions of the 509265-1832-15452-Active.28292013.9

2 Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender thereunder; (b) Each Person that is not an Existing Revolving Lender that executes and delivers a signature page to the Amendment as a “New Lender” (any such Person, a “New Lender”) agrees (i) to the terms of this Amendment and the Credit Agreement, (ii) that its “Revolving Commitment” (as defined in the Credit Agreement) under the Credit Agreement shall be the amount set forth under the heading “Revolving Commitment” opposite such New Lender’s name on Annex II hereto and (iii) that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender thereunder; and (c) On the Amendment Effective Date, (i) any Existing Revolving Loans held by the Continuing Lenders shall be repaid and reallocated among the Continuing Lenders and the New Lenders in accordance with Sections 2.5(c) and 5.2(h) of the Credit Agreement and (ii) the participations in respect of Letters of Credit and Swingline Loans outstanding under the Existing Credit Agreement shall be reallocated among the Continuing Lenders and the New Lenders in accordance with their applicable Revolving Percentages (determined immediately after giving effect to this Amendment). SECTION 3. Conditions to Effectiveness. This Amendment shall become fully effective upon the satisfaction of the conditions precedent set forth in Section 5.2 of the Credit Agreement (the “Amendment Effective Date”). SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (immediately before and after giving effect to this Amendment) the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date). SECTION 5. New Lender Acknowledgment. Each New Lender party hereto hereby (a) represents and warrants that it is legally authorized to enter into this Amendment; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; and (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto. SECTION 6. Lender Release. This Amendment is intended to be an accommodation by the Lenders to the Loan Parties. In consideration of all such accommodations, and acknowledging that the Lenders will be specifically relying on the provisions herein as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, 509265-1832-15452-Active.28292013.9

3 shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), hereby waives, releases, remises and forever discharges each Lender and the Administrative Agent (in their respective capacities as such), and each of their respective Affiliates (in their respective capacities as such), and each of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, employees, agents, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (in their respective capacities as such) (each, a “Released Party” and collectively, the “Released Parties”), from any and all claims, counterclaims, demands, obligations, liabilities, causes of action, damages, losses, costs, and expenses, of any kind or character, known or unknown, past or present, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, which such Releasing Party ever had from the beginning of the world, now has or might hereafter have against any such Released Party which concerns, directly or indirectly, this Amendment, the Credit Agreement or any other Loan Document, or any acts or omissions of any such Released Party relating to this Amendment, the Credit Agreement or any other Loan Document, in each case, to the extent pertaining to facts, events, or circumstances existing on or prior to the date of this Amendment. As to each and every claim released hereunder, each Releasing Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. Each Releasing Party further stipulates and agrees with respect to all such claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown claims pursuant to this Section 6. SECTION 7. GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS: (a) No Change. Except as expressly provided herein, no term or provision of the Credit Agreement or any other Loan Document shall be amended, modified or supplemented, and each term and provision of the Credit Agreement and each other Loan Document shall remain in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Amendment. This Amendment shall constitute a Loan Document. (b) Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart hereof. (c) Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of counsel for the Administrative Agent. (d) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 509265-1832-15452-Active.28292013.9

4 (e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN. [Signature Pages Follow] 509265-1832-15452-Active.28292013.9

ANNEX I CREDIT AGREEMENT 509265-1832-15452-Active.28292013.9

EXECUTION VERSION CREDIT AGREEMENT among RENT-A-CENTER, INC., as Borrower, The Several Lenders from Time to Time Parties Hereto, BBVA COMPASS, HSBC BANK OF AMERICAUSA, N.A., BBVA COMPASS BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION and WOODFOREST NATIONAL BANK, as Co-Syndication Agents, and FIFTH THIRD BANK and SUNTRUST BANK, as SyndicationCo-Documentation Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent Dated as of March 19, 2014, as previously amended prior to the Fifth Amendment Effective Date and as amended as of December 12, 2018 J.P. MORGAN SECURITIES LLC, BANK OF AMERICA, N.A., BBVA SECURITIES INC., WELLS FARGO SECURITIES, LLC and SUNTRUST ROBINSON HUMPHREY, INC. JPMORGAN CHASE BANK, N.A. as JointSole Lead Arrangers and JointSole Bookrunners 509265-1832-141352041-Active.21575686.1328267668.14

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS 1 1.1 Defined Terms 1 1.2 Other Definitional Provisions 36 1.3 Interest Rates; LIBOR Notification 37 SECTION 2. AMOUNT AND TERMS OF REVOLVING FACILITIESY 37 38 2.1 Term Commitments; Term Loans; Incremental Term Loans 37[Reserved] 38 2.2 Revolving Commitments; Revolving Loans; Incremental Revolving Loans 38 2.3 Swingline Commitment and Protective Advances 39 2.4 Procedure for Term Loan Borrowing[Reserved] 40 2.5 Procedure for Revolving Loan Borrowing 4140 2.6 Procedure for Swingline Borrowing; Refunding of Swingline Loans 41 2.7 Repayment of Loans 42 2.8 Commitment Fees, Etc. 4342 2.9 Termination or Reduction of Commitments 43 2.10 Optional Prepayments 43 2.11 Mandatory Prepayments 4443 2.12 Conversion and Continuation Options 4544 2.13 Limitations on Eurodollar Tranches 4645 2.14 Interest Rates and Payment Dates 4645 2.15 Computation of Interest and Fees 4645 2.16 Inability to Determine Interest Rate 4746 2.17 Pro Rata Treatment and Payments 47 2.18 Requirements of Law 48 2.19 Taxes 5049 2.20 Indemnity 53 2.21 Change of Lending Office 5453 2.22 Replacement of Lenders 5453 2.23 Illegality 54 2.24 Defaulting Lenders 54 2.25 Swap Agreements 5756 2.26 MIRE Events 57 SECTION 3. LETTERS OF CREDIT 5857 3.1 LC Commitments 5857 3.2 Procedure for Issuance of Letter of Credit 58 3.3 Fees and Other Charges 5958 3.4 LC Participations 5958 3.5 Reimbursement Obligation of the Borrower 6059 3.6 Obligations Absolute 6160 3.7 Letter of Credit Payments 6160 3.8 Applications 61 3.9 Replacement and Resignation of an Issuing Lender 61 i 509265-1832-141352041-Active.21575686.1328267668.14

Page SECTION 4. REPRESENTATIONS AND WARRANTIES 61 4.1 Financial Condition 61 4.2 No Change 6261 4.3 Existence; Compliance with Law 6261 4.4 Power; Authorization; Enforceable Obligations 62 4.5 No Legal Bar 62 4.6 Litigation 62 4.7 No Default 6362 4.8 Ownership of Property; Liens 6362 4.9 Intellectual Property 6362 4.10 Taxes 63 4.11 Federal Regulations 63 4.12 Labor Matters 63 4.13 ERISA 63 4.14 Investment Company Act; Other Regulations 64 4.15 Subsidiaries 64 4.16 Use of Proceeds 64 4.17 Environmental Matters 64 4.18 Accuracy of Information, etc. 65 4.19 Security Interest in Collateral 6665 4.20 Solvency 66 4.21 Senior Indebtedness 66 4.22 Regulation H 66 4.23 Insurance 6766 4.24 Lease Payments 6766 4.25 Anti-Corruption Laws and Sanctions 67 4.26 EEA Financial Institutions 67 SECTION 5. CONDITIONS PRECEDENT 67 5.1 Conditions to Initial Extensions of Credit 67 5.2 Conditions to Fifth Amendment 68 5.3 Conditions to Each Extension of Credit 71 SECTION 6. AFFIRMATIVE COVENANTS 71 6.1 Financial Statements 71 6.2 Certificates; Other Information 72 6.3 Payment of Obligations 75 6.4 Maintenance of Existence; Compliance 75 6.5 Maintenance of Property; Insurance 75 6.6 Inspection of Property; Books and Records; Discussions. 75 6.7 Notices 76 6.8 Environmental Laws 77 6.9 Additional Collateral, etc. 77 6.10 Permitted Acquisitions 79 6.11 Further Assurances 79 6.12 Real Property Mortgages 79 6.13 Appraisals 8182 ii 509265-1832-141352041-Active.21575686.1328267668.14

Page 6.14 Rental and Sales Agreements 8182 6.15 Deposit Account Control Agreements; Insurance 8182 SECTION 7. NEGATIVE COVENANTS 8283 7.1 Consolidated Fixed Charge Coverage Ratio. 8283 7.2 Indebtedness 8283 7.3 Liens 8384 7.4 Fundamental Changes 8485 7.5 Disposition of Property 8586 7.6 Restricted Payments 8687 7.7 Capital Expenditures 8687 7.8 Investments 87 7.9 Payments and Modifications of Certain Debt Instruments and Qualified Preferred Stock8889 7.10 Transactions with Affiliates 8889 7.11 Sales/Leaseback Transactions 8889 7.12 Changes in Fiscal Periods 8889 7.13 Negative Pledge Clauses 8889 7.14 Clauses Restricting Subsidiary Distributions 8990 7.15 Lines of Business 8990 7.16 Use of Proceeds 8990 7.17 Chattel Paper 8990 SECTION 8. EVENTS OF DEFAULT 9091 SECTION 9. THE AGENTS 9394 9.1 Appointment 9394 9.2 Delegation of Duties 9394 9.3 Exculpatory Provisions 9394 9.4 Reliance by Administrative Agent 9394 9.5 Notice of Default 9495 9.6 Non-Reliance on Agents and Other Lenders 9495 9.7 Indemnification 9495 9.8 Agent in Its Individual Capacity 9596 9.9 Successor Administrative Agent 9596 9.10 Authorization to Release Guarantees and Liens 9596 9.11 Co-Syndication Agents, Co-Documentation Agents and Lead Arrangers 96 9.12 Credit Bidding 97 SECTION 10. MISCELLANEOUS 9697 10.1 Amendments and Waivers 9697 10.2 Notices 9799 10.3 No Waiver; Cumulative Remedies 98100 10.4 Survival of Representations and Warranties 99100 10.5 Payment of Expenses and Taxes 99100 10.6 Successors and Assigns; Participations and Assignments 100102 10.7 Adjustments; Setoff 103104 10.8 Counterparts 104105 10.9 Severability 104105 iii 509265-1832-141352041-Active.21575686.1328267668.14

Page 10.10 Integration 104105 10.11 GOVERNING LAW 104105 10.12 Submission To Jurisdiction; Waivers 104106 10.13 Acknowledgements 105106 10.14 Confidentiality 105106 10.15 WAIVERS OF JURY TRIAL 106107 10.16 USA Patriot Act 106107 10.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 106107 10.18 No Novation 106108 10.19 Release of Collateral 108 iv 509265-1832-141352041-Active.21575686.1328267668.14

ANNEX: A Revolving Commitments and Term Commitments on the Closing Date BA Revolving Commitments on the Fifth Amendment Effective Date SCHEDULES: 1.1 Existing Letters of Credit 4.6 Litigation 4.15 Subsidiaries 4.19(a) UCC and Other Filings / Jurisdictions and Offices 4.19(b) Mortgaged Properties 7.2(d) Existing Indebtedness 7.3(f) Existing Liens 7.14 Existing Restrictions EXHIBITS: A Form of Guarantee and Collateral Agreement B Form of Compliance Certificate C Form of Closing Certificate D Form of Assignment and Assumption E-1 Form of Increased Term Facility Activation Notice E-2 Form of Increased Revolving Facility Activation Notice F Form of New Lender Supplement G Form of U.S. Tax Compliance Certificate H Form of Borrowing Base Certificate I Form of Collateral Monitoring Template v 509265-1832-141352041-Active.21575686.1328267668.14

CREDIT AGREEMENT (this “Agreement”), dated as of March 19, 2014, as previously amended prior to the Fifth Amendment Effective Date and as amended as of December 12, 2018, among RENT-A-CENTER, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), COMPASS BANK OF AMERICA, N.A., BBVA COMPASS BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION and SUNTRUSTd/b/a BBVA COMPASS, HSBC BANK USA, N.A. and WOODFOREST NATIONAL BANK, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), FIFTH THIRD BANK and SUNTRUST BANK, as co-documentation agents (in such capacity, the “Co-Documentation Agents”)and JPMORGAN CHASE BANK, N.A., as administrative agent. W I T N E S S E T H : WHEREAS, in connection with the consummation of the Refinancing, the Borrower has requested that the Lenders extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $225,000,000, and (b) Revolving Loans, Swingline Loans, Protective Advances and Letters of Credit at any time and from time to time prior to the Revolving Scheduled Commitment Termination Date, in an aggregate principal amount not in excess of $675,000,000 at any time outstanding; WHEREAS, pursuant to the Fifth Amendment, and upon satisfaction of the conditions set forth herein, the Original Credit Agreement is being amended in the form of this Agreement; NOW THEREFORE, in consideration of the foregoing, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement (including in the recitals above), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds EffectiveNYFRB Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated as offor a one month Interest Period on such day (or, if such day is not a Business Day, as of the nextimmediately preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.01%; provided, that the ABR applicable to Term Loans shall not be less than 1.75%for purposes of this definition, the Eurodollar Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the Federal Funds EffectiveNYFRB Rate or suchthe Eurodollar Rate shall be effective as of the opening of business onfrom and including the effective daydate of such change in the Prime Rate, the Federal Funds EffectiveNYFRB Rate or suchthe Eurodollar Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.16, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR. ͞Account͗͟ĂƐĚĞĨŝŶĞĚŝŶƚŚĞ'ƵĂƌĂŶƚĞĞĂŶĚŽůůĂƚĞƌĂůŐƌĞĞŵĞŶƚ͘ 509265-1832-141352041-Active.21575686.1328267668.14

͞Account Debtor͗͟ĂŶǇWĞƌƐŽŶŽďůŝŐĂƚĞĚŽŶĂŶĐĐŽƵŶƚ͘ “Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors. “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Agents”: the collective reference to the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent. “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to, without duplication, the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding. “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreement”: as defined in the preamble hereto. “Amendment Effective Date”: the date on which the conditions precedent set forth in Section 5.2 shall have been satisfied, which date is June 6, 2017. “Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Margin”: (a) with respect to the Revolving Loans, and the Swingline Loans, and the Term Loans (other than Incremental Term Loans), the rate per annum set forth under the relevant column heading below:1.75% per annum in respect of ABR Loans and 2.75% per annum in respect of Eurodollar Loans; provided that on and after the first Adjustment Date occurring after the Fifth Amendment Effective Date, the Applicable Margin with respect to the Revolving Loans and the Swingline Loans will be determined pursuant to the Applicable Pricing Grid. ABR Eurodollar Loans Loans Revolving Loans and Swingline Loans 1.25% 2.25% Term Loans 2.00% 3.00% provided, that (i) on and after the first Adjustment Date occurring after the Closing Date, the Applicable Margin with respect to the Revolving Loans and the Swingline Loans will be determined pursuant to the Applicable Pricing Grid and (ii) if the all-in pricing of any Incremental Term Loan (as calculated by the Administrative Agent upon written notice which shall provide sufficient detail to support such calculation (it being understood that any such all-in pricing may take the form of original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID), with OID being equated to an interest rate based on an assumed four-year life to maturity)) is greater than the pricing of any outstanding 2 509265-1832-141352041-Active.21575686.1328267668.14

Term Loans by more than 0.50% per annum, the Applicable Margin with respect to such Term Loans shall be increased concurrently with the funding of such Incremental Term Loan such that such Applicable Margin is equal to the all-in pricing for such Incremental Term Loan (calculated in the manner provided above) minus 0.50%; and (b) with respect to the Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Lenders as shown in the applicable Increased Term Facility Activation Notice. “Applicable Pricing Grid”: Consolidated Total Applicable Margin Applicable Margin Commitment Leverage Ratio for Eurodollar for ABR Revolving Loans Fee Rate Revolving Loans and Swingline Loans •4.0 to 1.0 3.00% 2.00% 0.500% <4.0 to 1.0 and 2.75% 1.75% 0.500% •3.5 to 1.0 <3.5 to 1.0 and 2.50% 1.50% 0.500% •3.0 to 1.0 <3.0 to 1.0 and 2.25% 1.25% 0.450% •2.5 to 1.0 <2.5 to 1.0 and 2.00% 1.00% 0.400% •2.0 to 1.0 <2.0 to 1.0 and 1.75% 0.75% 0.350% •1.0 to 1.0 <1.0 to 1.0 1.50% 0.50% 0.300% Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or (b) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1(a) or (b), then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements. “Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit. “Approved Fund”: as defined in Section 10.6(b). “Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (f), (g), (h), (i) or (j) of Section 7.5 and any Disposition of Cash Equivalents) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of 3 509265-1832-141352041-Active.21575686.1328267668.14

notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000. “Assignee”: as defined in Section 10.6(b). “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D. “Assumed Indebtedness”: Indebtedness assumed in connection with a Permitted Acquisition; provided, that (a) such Indebtedness is outstanding at the time of such acquisition and was not incurred in connection therewith or in contemplation thereof and (b) in the event that such Permitted Acquisition constitutes an acquisition of property other than Capital Stock, such Indebtedness was incurred in order to acquire or improve such property. “Attributable Indebtedness”: in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). ͞Availability͗͟ĂƚĂŶǇƚŝŵĞ͕ĂŶĂŵŽƵŶƚĞƋƵĂůƚŽ;ĂͿƚŚĞůĞƐƐĞƌŽĨ;ŝͿƚŚĞdŽƚĂůZĞǀŽůǀŝŶŐ Commitments minus Reserves and (ii) the Borrowing Base minus (b) the Total Revolving Extensions of Credit (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Revolving Percentage of all outstanding borrowings). ͞Availability Threshold Amount͗͟$50,000,000. “Available Effective Date Amount” means the difference between (a) the amount of the Revolving Commitments as of the Fifth Amendment Effective Date and (b) the LC Obligations as of the Fifth Amendment Effective Date. “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. ͞Banking Services͗͟ĞĂĐŚĂŶĚĂŶǇŽĨƚŚĞĨŽůůŽǁŝŶŐďĂŶŬƐĞƌǀŝĐĞƐƉƌŽǀŝĚĞĚƚŽĂŶǇ>ŽĂŶ Party by the Administrative Agent, any Lender or any of their respective Affiliates: (a) credit cards for ĐŽŵŵĞƌĐŝĂůĐƵƐƚŽŵĞƌƐ;ŝŶĐůƵĚŝŶŐ͞ĐŽŵŵĞƌĐŝĂůĐƌĞĚŝƚĐĂƌĚƐ͟ĂŶĚƉƵƌĐŚĂƐŝŶŐĐĂƌĚƐͿ͕;ďͿƐƚŽƌĞĚǀĂůƵĞ cards, (c) merchant processing services, and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services). 4 509265-1832-141352041-Active.21575686.1328267668.14

͞Banking Services Obligations͗͟ĂŶǇĂŶĚĂůůŽďůŝŐĂƚŝŽŶƐŽĨƚŚĞ>ŽĂŶWĂƌƚŝĞƐ͕ǁŚĞƚŚĞƌ absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. ͞Banking Services Reserves͗͟ĂůůZĞƐĞƌǀĞƐǁŚŝĐŚƚŚĞĚŵŝŶŝƐƚƌĂƚŝǀĞŐĞŶƚĨƌŽŵƚŝŵĞƚŽ time establishes in its Permitted Discretion for Banking Services then provided or outstanding. “Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. “Benefitted Lender”: as defined in Section 10.7(a). “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower”: as defined in the preamble hereto. “Borrowing Base”: at any time, the sum of: (a) 65% of the Loan Parties’ Eligible Installment Sales Accounts at such time, plus (b) the product of 80% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by the Loan Parties’ Eligible Inventory Held for Rent, valued at the lower of cost (determined on a first-in-first-out basis) and market value, plus (c) the product of 7550% multiplied by (i) the Net Orderly Liquidation Value identified in the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent or (ii) if the Administrative Agent has received a Collateral Monitoring Template pursuant to Section 6.1(d) subsequent to the delivery of the most recent Rental Agreement Portfolio 5 509265-1832-141352041-Active.21575686.1328267668.14

appraisal ordered by the Administrative Agent, the monthly discounted cash flow amount set forth in the Collateral Monitoring Template most recently delivered pursuant to Section 6.1(d), minus (d) Reserves, minus; (e) the Term Loan Reserve; provided that in calculating the Borrowing Base, the value of that portion of the Borrowing Base described in clause (c) shall not exceed an amount equal to 7550% of the Recent Rental Proceeds. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, implement or adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(g) or 6.2(h) of this Agreement. “Borrowing Base Certificate”: a certificate, signed and certified as accurate and complete by the chief financial officer or treasurer of the Borrower, in substantially the form of Exhibit H or another form which is acceptable to the Administrative Agent in its sole discretion. “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Business”: as defined in Section 4.17(b). “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market. “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures (other than those made pursuant to Permitted Acquisitions) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period but excluding merchandise inventory acquired during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. “Capital Expenditures (Expansion)”: for any period, with respect to any Person, any Capital Expenditures made by such Person in connection with the opening of new stores to be operated by such Person. “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. 6 509265-1832-141352041-Active.21575686.1328267668.14

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing. “Cash Dominion Period”: each of the following shall be a Cash Dominion Period: (a) each period when a Specified Event of Default shall have occurred and be continuing and (b) each period beginning on the third consecutive Businessfirst Dday on which AvailabilityLiquidity is less than the greater of (i) 15% of the lesser of (x) the Total Revolving Commitments and (y) the Borrowing Base and (ii) $50,000,000; provided that any such Cash Dominion Period commencing pursuant to this clause (b) shall end when and if AvailabilityLiquidity shall have been not less than such specified level$50,000,000 for 30 consecutive days. “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) short term investments (not exceeding 35 days) in loans made to obligors having an investment grade rating from each of S&P and Moody’s; (h) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; or (i) investments by Foreign Subsidiaries in (A) bank accounts and cash management facilities maintained at one of the three largest banks in the country in which such Foreign Subsidiary maintains its chief executive office and (B) such investments as are comparable to the cash equivalents described in clauses (a) through (h) above that are customary investments for entities in such jurisdictions and that are consistent with the goal of preservation of capital and prudent under the circumstances. “Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is March 19, 2014. “Code”: the Internal Revenue Code of 1986, as amended from time to time. “Co-Documentation Agents”: as defined in the preamble hereto. “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. Notwithstanding anything contained in this Agreement or any Security Document to the contrary, the term “Collateral” shall not include (i) the 7 509265-1832-141352041-Active.21575686.1328267668.14

Capital Stock of any non-first tier Foreign Subsidiary, or (ii) more than 65% of the outstanding voting Capital Stock of any first tier Foreign Subsidiary. “Collateral Access Agreement” as defined in the Guarantee and Collateral Agreement. “Collateral Monitoring Template”: a certificate substantially in the form of Exhibit I. “Collection Account”: as defined in the Guarantee and Collateral Agreement. “Commitment”: as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender. “Commitment Fee Rate”: 0.4500.500% per annum; provided, that on and after the first Adjustment Date (as defined in the definition of “Applicable Pricing Grid”) occurring after the ClosingFifth Amendment Effective Date, the Commitment Fee Rate will be determined pursuant to the Applicable Pricing Grid. “Commitments”: the Revolving Commitments. “Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code. “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B. “Confidential Information Memorandum”: the Confidential Information Memorandum dated March 2014 and furnished to certain Lenders. “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income or profits (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents but including rental merchandise inventory) that would be classified as “short term assets” of the Borrower and its Subsidiaries, as determined by the Borrower. “Consolidated Current Liabilities”: at any date, all liabilities of the Borrower and its Subsidiaries having a maturity of one year or less, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans, Swingline Loans or Protective Advances to the extent otherwise included therein. “Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation (excluding depreciation of rental merchandise) and amortization expense, including, without limitation, amortization of intangibles 8 509265-1832-141352041-Active.21575686.1328267668.14

(including, but not limited to, goodwill) and organization costs, (d) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) and (e) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including (i) whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and (ii) gains resulting from below-par purchases of Term Loans), (c) any other non-cash income earned outside the ordinary course of business and (d) any cash payments made during such period in respect of items described in the immediately preceding clause (d) or (e) above subsequent to the calendar month in which the relevant non-cash expenses, losses or charges were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Total Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition (including any indebtedness incurred or acquired in connection therewith) occurred on the first day of such Reference Period. Notwithstanding anything to the contrary herein, if at any time the Permitted Non-Guarantor Subsidiaries represent (1) more than 10% of the consolidated total assets of the Borrower and its Subsidiaries as of the most recently ended calendar month of the Borrower, (2) more than 10% of the consolidated total revenues of the Borrower and its Subsidiaries for the 12 calendar months of the Borrower most recently ended, or (3) more than 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries for the 12 calendar months of the Borrower most recently ended, in each case as determined on a consolidated basis in conformity with GAAP consistently applied, then the Consolidated EBITDA attributable to such Permitted Non-Guarantor Subsidiaries shall be disregarded for purposes of calculating “Consolidated EBITDA” hereunder except to the extent actually distributed to the Borrower or a Domestic Subsidiary that is not a Permitted Non-Guarantor Subsidiary. “Consolidated Fixed Charge Coverage Ratio”: at any date, the ratio of (a) the sum of Consolidated EBITDA minus Unfinanced Capital Expenditures minus the excess (to the extent positive) of (i) expenses for income taxes paid in cash minus (ii) cash income tax refunds received to (b) Consolidated Fixed Charges, all calculated for the period of 12 consecutive calendar months ended on such date (or, if such date is not the last day of a calendar month, ended on the last day of the calendar month most recently ended prior to such date for which financial statements are available). “Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled principal payments on Indebtedness actually made during such period, determined on a consolidated basis for the Borrower and its Subsidiaries. “Consolidated Funded Debt”: at any date, the aggregate principal amount of all Funded Debt (which, for purposes of the calculation of Consolidated Funded Debt, shall be deemed to exclude any unfunded portion of the Letters of Credit) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, commitment fees payable pursuant to Section 2.8 and net costs 9 509265-1832-141352041-Active.21575686.1328267668.14 under Swap Agreements in respect of such Indebtedness to the extent such net costs are allocable to such period in accordance with GAAP). “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. “Consolidated Senior Debt”: all Consolidated Funded Debt other than Subordinated Debt. “Consolidated Senior Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period. “Consolidated Total Assets”: at any date, (a) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date and (b) without duplication of clause (a) above, the book value of all rental merchandise inventory of the Borrower and its Subsidiaries at such date. “Consolidated Total Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period. “Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date. “Continuing Directors”: the directors of the Borrower on the Closing Date, and each other director of the Borrower, if, in each case, such other director’s election, nomination for election or appointment to the board of directors of the Borrower is or was recommended or approved by at least a majority of the directors then in office (or a duly constituted committee thereof) either who were directors of the Borrower at the date of such election, nomination or appointment or whose election, nomination or appointment was approved by a majority of such directors. “Continuing Lenders” means Existing Revolving Lenders that are Lenders hereunder immediately after giving effect to the Fifth Amendment Effective Date. “Continuing Revolving Loans” means the Existing Revolving Loans of Continuing Lenders in an amount not to exceed the Available Effective Date Amount (it being agreed that to the extent the aggregate amount of the Existing Revolving Loans of Continuing Lenders exceeds the Available Effective Date Amount, the Administrative Agent shall make the determination as to which Existing Revolving Loans of the Continuing Lenders shall constitute “Continuing Revolving Loans”). “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. 10 509265-1832-141352041-Active.21575686.1328267668.14

“Co-Syndication Agents”: as defined in the preamble hereto. “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied (including, in any event, a “Default” under and as defined in the Senior Subordinated Note Indenture or the Senior Unsecured Note Indenture). “Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent and the Borrower, that (a) in the case of any Revolving Lender, has (i) failed to fund any portion of its Revolving Loans or participations in Letters of Credit, Swingline Loans or Protective Advances within three Business Days of the date required to be funded by it hereunder, (ii) notified the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (iii) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit, Swingline Loans and Protective Advances or (iv) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (b) in the case of any Lender, has become (or whose Lender Parent has become) the subject of a Bankruptcy Event or a Bail-In Action. “Deposit Account”: as defined in the Guarantee and Collateral Agreement. “Deposit Account Control Agreement”: as defined in the Guarantee and Collateral Agreement. “Designated Contacts”: employees of the Borrower or any of its Subsidiaries that are notified in writing by the Borrower to the Administrative Agent from time to time. “Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, license (other than the grant of a non-exclusive license entered into in the ordinary course of business), abandonment or other disposition thereof (in each case whether effected pursuant to a Division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings; provided, however, that a “Disposition” shall not include the non-exclusive license of intellectual property by a Subsidiary to another Subsidiary. “Disqualified Stock”: any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock). “Dividing Person”: as defined in the definition of “Division”. “Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor”: any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains 11 509265-1832-141352041-Active.21575686.1328267668.14

any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Dollars” and “$”: dollars in lawful currency of the United States. “Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States, any State thereof or the District of Columbia. “ECF Percentage”: 50%; provided, that, with respect to each fiscal year of the Borrower, the ECF Percentage shall be reduced to (a) 25% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 and (b) 0% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is less than 2.50 to 1.00. “EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Installment Sales Accounts”: at any time, the Accounts of the Loan Parties which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans, Protective Advances and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Installment Sales Accounts shall not include any Account: (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; (c) (i) which is unpaid more than 30 days after the original due date therefor (“Overage”) (when calculating the amount under this clause (i), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (ii) which has been written off the books of the Borrower or other applicable Loan Party or otherwise designated as uncollectible; (d) with respect to which any covenant, representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement has been breached or is not true; (e) which does not arise from the sale of goods in the ordinary course of business; 12 509265-1832-141352041-Active.21575686.1328267668.14

(f) which (i) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (ii) represents a progress billing, (iii) is contingent upon the completion by a Loan Party of any further performance, (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (v) relates to payments of interest; (g) for which the goods giving rise to such Account have not been shipped to the Account Debtor or if such Account was invoiced more than once; (h) which (to the knowledge of any Loan Party) is owed by an Account Debtor which has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets; (i) which is owed in any currency other than Dollars; (j) which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates; (k) which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent, to the extent of such excess; (l) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; (m) which is subject to any counterclaim, deduction, defense, setoff or dispute (but only to the extent of any such counterclaim, deduction, defense, setoff or dispute); (n) which is evidenced by any promissory note or instrument; (o) with respect to which the Borrower or the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business (but only to the extent of any such reduction), or any Account which was partially paid and the Borrower or the applicable Loan Party created a new receivable for the unpaid portion of such Account; (p) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Consumer Financial Protection Bureau; (q) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; or (r) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever. 13 509265-1832-141352041-Active.21575686.1328267668.14

Prior to any Accounts that are acquired in a Material Transaction becoming “Eligible Installment Sales Accounts”, the Administrative Agent shall have received an audit and field examination in respect of such Accounts, the results of which are satisfactory to the Administrative Agent. In determining the amount of an Eligible Installment Sales Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account. “Eligible Inventory Held for Rent”: at any time, the Inventory Held for Rent of the Loan Parties which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and Protective Advances and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory Held for Rent shall not include any Inventory: (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; (c) which (i) is, in the Administrative Agent’s opinion, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity, (ii) is Inventory that has been Inventory Held for Rent for more than 12 months and has not been rented since the date of acquisition thereof or (iii) which is in disrepair or in the process of being repaired; (d) with respect to which any covenant, representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority; (e) in which any Person other than a Loan Party shall (i) have any direct or indirect ownership, interest (including rental interest) or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for rent in the ordinary course of business; (g) which is not located in the United States; 14 509265-1832-141352041-Active.21575686.1328267668.14

(h) which is not located in a store, distribution center, collection center or national product service center which premises are, in each case, owned by a Loan Party, unless such store, distribution center, collection center or national product service center is leased by the Borrower and (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Reserve for rent, charges and other amounts due or to become due with respect to such facility (which Reserve shall be based off the liquidation scenario set forth in the most recent Inventory appraisal received by the Administrative Agent) has been established by the Administrative Agent in its Permitted Discretion; (i) which is a discontinued product or component thereof; (j) which is the subject of a consignment by the applicable Loan Party as consignor; (k) which is perishable; (l) which contains or bears any intellectual property rights licensed to a Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; (m) which is not reflected in a current perpetual inventory report of the Borrower or the applicable Loan Party; (n) for which reclamation rights have been asserted by the seller; (o) which has been acquired from a Sanctioned Person; or (p) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever. Prior to any Inventory that is acquired in a Material Transaction becoming “Eligible Inventory Held for Rent”, the Administrative Agent shall have received a field examination and an appraisal in respect of such Inventory, the results of which are satisfactory to the Administrative Agent. “Eligible Rental Agreements”: at any time, rental agreements entered into by any Loan Party with a customer of such Loan Party which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and Protective Advances and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Rental Agreements shall not include any rental agreement: (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; 15 509265-1832-141352041-Active.21575686.1328267668.14

(c) with respect to which the remaining value of the inventory in respect thereof has been written off the books of the Borrower or other applicable Loan Party or otherwise designated as uncollectible; (d) with respect to which any covenant, representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement has been breached or is not true; (e) which does not arise from the rent of goods in the ordinary course of business; (f) for which the goods subject to such rental agreement have not been shipped to the applicable counterparty; (g) with respect to which the amounts due under such rental agreement remain unpaid after the original due date for a period to be determined by the Administrative Agent from time to time in its Permitted Discretion; (h) with respect to which the counterparty thereof (to the knowledge of any Loan Party) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets; (i) with respect to which rental payments are owed in any currency other than Dollars; (j) which is not governed by the law of the United States or any state thereof; (k) which is not generated at a store located in the United States; (l) with respect to which the counterparty thereof is an Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates; (m) with respect to which the counterparty thereof is a Person to which any Loan Party is indebted; (n) with respect to which the payments thereunder are subject to any counterclaim, deduction, defense, setoff or dispute; (o) with respect to which the Borrower or the applicable Loan Party has made any agreement with the counterparty thereof for any reduction in any rental payments or other amounts due thereunder, other than discounts and adjustments given in the ordinary course of business; (p) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local; (q) which is for goods that have been rented pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; or 16 509265-1832-141352041-Active.21575686.1328267668.14

(r) with respect to which the Administrative Agent determines the rental payments or other payments thereunder may not be paid by reason of the counterparty’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever. Prior to any rental agreement that is acquired in a Material Transaction becoming an “Eligible Rental Agreement”, the Administrative Agent shall have received (unless the Administrative Agent otherwise agrees in its Permitted Discretion) a field examination and an appraisal in respect of such rental agreement, the results of which are satisfactory to the Administrative Agent. “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as formerly, now or may at any time hereafter be in effect. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. “Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan (other than any Eurodollar Loan having a seven-day Interest Period), the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. If the Eurodollar Base Rate is being determined in connection with any Eurodollar Loan having a seven-day Interest Period, such rate shall be determined by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest 17 509265-1832-141352041-Active.21575686.1328267668.14

Period for the number of days comprised therein. The Eurodollar Base Rate applicable to Term Loans shall not be less than 0.75% and the Eurodollar Base Rate applicable to Revolving Loans shall not be less than 0.00%. “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate. “Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%): _________Eurodollar Base Rate________ 1.00 - Eurocurrency Reserve Requirements ; provided that if the Eurodollar Rate is less than 0.00%, it shall be 0.00% for purposes of this Agreement. “Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). “Event of Default”: any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (including, in any event, an “Event of Default” under and as defined in the Senior Subordinated Note Indenture or the Senior Unsecured Note Indenture). “Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal year and (ii) decreases, if any, in Consolidated Working Capital for such fiscal year when measured against Consolidated Working Capital for the previous fiscal year over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (ii) increases, if any, in Consolidated Working Capital for such fiscal year when measured against Consolidated Working Capital for the previous fiscal year, (iii) the aggregate amount of all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of the Term Loans made during such fiscal year, (v) the aggregate amount of all principal payments of the Revolving Loans made during such fiscal year to the extent such payment was accompanied by a permanent reduction of the Revolving Commitments in at least a like amount, (vi) the amount of cash taxes actually paid or tax reserves set aside or payable (without duplication) during such fiscal year, (d) consolidated cash interest expense actually paid during such fiscal year (net of interest income) and (e) the amount of dividends actually paid during such fiscal year pursuant to Section 7.6(b). “Excess Cash Flow Application Date”: as defined in Section 2.11(c). “Excluded Swap Obligation”: with respect to any Loan Party, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, or (b) any other Swap Obligation designated 18 509265-1832-141352041-Active.21575686.1328267668.14

as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and the counterparty applicable to such Swap Obligations, prompt notice of which shall be provided to the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender'’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(e) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing 2020 Senior Unsecured Notes”: the Borrower’s 6.625% senior unsecured notes in the aggregate principal amount of $300,000,000 due 2020 issued pursuant to the Existing 2020 Senior Unsecured Note Indenture. “Existing 2020 Senior Unsecured Note Indenture”: the Senior Notes Indenture, dated as of November 2, 2010, among the Borrower, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.625% Senior Notes due 2020, as amended, supplemented, restated or otherwise modified from time to time, “Existing 2021 Senior Unsecured Notes”: the Borrower’s 4.75% senior unsecured notes in the aggregate principal amount of $250,000,000 due 2021 issued pursuant to the Existing 2021 Senior Unsecured Note Indenture. “Existing 2021 Senior Unsecured Note Indenture”: the Senior Notes Indenture, dated as of May 2, 2013, among the Borrower, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.75% Senior Notes due 2021, as amended, supplemented, restated or otherwise modified from time to time; provided, that only for purposes of Section 7.6(b) and Section 7.9, (a) the “Existing 2021 Senior Unsecured Note Indenture” shall be deemed to be the indenture in effect on the Closing Date, without giving effect to any subsequent amendments, waivers, supplements or other modifications thereto and (b) the reference in the first sentence of Section 4.07(b) of the Existing 2021 Senior Unsecured Note Indenture to Section 4.09(a) shall be deemed to be a reference to Section 4.07(a) thereunder. “Existing Credit Agreement”: the Fourth Amended and Restated Credit Agreement, dated as of May 28, 2003, as amended and restated as of July 14, 2011 and as amended by the First Amendment dated as of April 13, 2012, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Compass Bank and Wells Fargo Bank, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. 19 509265-1832-141352041-Active.21575686.1328267668.14

“Existing Letter of Credit”: each letter of credit issued under the Existing Credit Agreement identified on Schedule 1.1 hereto that is outstanding on the Closing Date and each renewal of such letter of credit, each of which shall be deemed, on and after the Closing Date, to have been issued hereunder. “Facility”: the credit facility consisting of, as applicable, (a) the Term Commitments and the Term Loans (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”). “Existing Revolving Commitments”: the “Revolving Commitments” outstanding under the Original Credit Agreement immediately prior to giving effect to the Fifth Amendment Effective Date. “Existing Revolving Lender”: a “Revolving Lender” under the Original Credit Agreement immediately prior to giving effect to the Fifth Amendment Effective Date. “Existing Revolving Loans”: the “Revolving Loans” outstanding under the Original Credit Agreement immediately prior to giving effect to the Fifth Amendment Effective Date. “Facility”: the Revolving Facility. “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement. “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnightrate calculated by the NYFRB based on such day’s federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, asby depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from threeNYFRB as the effective federal funds brokers of recognized standing selected by itrate; provided that if the Federal Funds Effective Rate shallas so determined would be less than 0.000.0%, itsuch rate shall be deemed to be 0.0% for the purposes of this Agreement. “Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America. “Fifth Amendment”: Fifth Amendment to this Agreement, dated as of December 12, 2018, among the Borrower, the other Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent. “Fifth Amendment Effective Date”: the date on which the conditions precedent set forth in Section 5.2 shall have been satisfied, which date is December 12, 2018. “Flood Insurance Laws”: collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood 20 509265-1832-141352041-Active.21575686.1328267668.14

Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary. “Fourth Amendment”: Fourth Amendment to this Agreement, dated as of Effective Date”: June 6, 2017, among the Borrower, the other Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent. “Funded Debt”: as to any Person, on any date, (a) all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the Reimbursement Obligations (but excluding, in the case of the Borrower, any Guarantee Obligations of the Borrower in respect of Indebtedness of franchisees, to the extent permitted by Section 7.2(h)), minus (b) the aggregate amount of cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries on such date Unrestricted Cash that is in excess of $25,000,000 and not subject to any Lien (other than pursuant to the Loan Documents). “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1 and the calculations of the Consolidated Total Leverage Ratio in respect of the Applicable Pricing Grid, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited financial statements referenced in Section 4.1. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners). 21 509265-1832-141352041-Active.21575686.1328267668.14

“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same has been or may be amended, supplemented or otherwise modified from time to time. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued or incurred a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “Guarantor”: as defined in the Guarantee and Collateral Agreement. “Increased Facility Activation Date”: any Business Day on which any Lender shall execute and deliver to the Administrative Agent, as applicable, (i) an Increased Term Facility Activation Notice pursuant to Section 2.1(c) or (ii) an Increased Revolving Facility Activation Notice pursuant to Section 2.2(b). “Increased Revolving Facility Activation Notice”: a notice substantially in the form of Exhibit E-2. “Increased Revolving Facility Closing Date”: any Business Day designated as such in an Increased Revolving Facility Activation Notice. “Increased Term Facility Activation Notice”: a notice substantially in the form of Exhibit E-1. “Increased Term Facility Closing Date”: any Business Day designated as such in an Increased Term Facility Activation Notice. “Incremental Lenders”: (a) on any Increased Facility Activation Date, the Lenders signatory to the applicable Increased Term Facility Activation Notice or Increased Revolving Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Loan. 22 509265-1832-141352041-Active.21575686.1328267668.14

“Incremental Loans”: Incremental Revolving Loans and Incremental Term Loans. “Incremental Revolving Commitments”: as defined in Section 2.2(b). “Incremental Revolving Loans”: as defined in Section 2.2(b). “Incremental Term Loans”: as defined in Section 2.1(c). “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person (other than any Qualified Preferred Stock) and all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; (j) all Attributable Indebtedness of such Person and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements (which, for purposes of such Section 8(e), will be deemed to have an outstanding principal amount equal to the net amount which would be payable (or would permit the counterparty thereto to cause to become payable) by the Borrower or Subsidiary party thereto (including any net termination payment) upon the occurrence of any default, event or condition specified in such Section 8(e)). “Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Insolvent”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. “Insurance Subsidiary”: Legacy Insurance Co., Ltd., a Bermuda company and a Wholly Owned Subsidiary of the Borrower formed for the sole purpose of writing insurance only for the risks of the Borrower and its Subsidiaries. “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright works, copyright licenses, patents, patent licenses, trademarks, trademark licenses, domain names, technology, inventions, know-how, methods and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. 23 509265-1832-141352041-Active.21575686.1328267668.14

“Intellectual Property Security Agreements”: the Trademark Security Agreement(s), Copyright Security Agreement(s) and Patent Security Agreement(s) between certain Loan Parties and the Administrative Agent, substantially in the form of Exhibit B-1 to the Guarantee and Collateral Agreement. “Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan and Protective Advance), the first Business Day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan, any Swingline Loan and any Protective Advance), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan and Protective Advance, the day that such Loan is required to be repaid. “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending seven days (in the case of Revolving Loans only) or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending seven days (in the case of Revolving Loans only) or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period for a particularthe Revolving Facility that would extend beyond the final maturity date applicable thereto; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan. Notwithstanding the foregoing, clause (iii) above shall not apply to Eurodollar Loans having a seven-day Interest Period. “Interpolated Rate”: as defined in the definition of “Eurodollar Base Rate”. “Inventory”: as defined in the Guarantee and Collateral Agreement. “Inventory Held for Rent”: Inventory of a Loan Party which is being held for rent. “Investments”: as defined in Section 7.8. 24 509265-1832-141352041-Active.21575686.1328267668.14

“IRS”: the United States Internal Revenue Service. “Issuing Lender”: each of JPMorgan Chase Bank, N.A. and any other Revolving Lender reasonably approved by the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as an issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender. “LC Disbursement”: as defined in Section 3.5(a). “LC Exposure”: with respect to any Revolving Lender, such Lender’s Revolving Percentage of the LC Obligations then outstanding. “LC Fee Payment Date”: (a) each date that is the first Business Day of each January, April, July and October and (b) the last day of the Revolving Commitment Period. “LC Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount available for drawing of the then outstanding Letters of Credit and (b) the aggregate amount of LC Disbursements that have not then been reimbursed pursuant to Section 3.5. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2(e). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices 1998 published by the Institute of International Banking and Law Practice (or such latest version thereof as may be in effect at the time of issuance), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “LC Participants”: the collective reference to all Revolving Lenders (including each Issuing Lender), as participants in each Letter of Credit. “Lead Arrangers”: the Joint Lead Arrangers and Joint Bookrunners identified on the cover page of this Agreement. “Lead Arranger”: JPMorgan Chase Bank, N.A. “Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary. “Lenders”: as defined in the preamble hereto and including each Issuing Lender and the Swingline Lender. “Letters of Credit”: the letters of credit issued pursuant to Section 3.1, which shall be deemed to include the Existing Letters of Credit. “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) or any purchase option, call option, right of first refusal or similar right. 25 509265-1832-141352041-Active.21575686.1328267668.14

“Liquidity”: at any time, the sum of (a) Availability at such time and (b) Unrestricted Cash at such time. ͞Liquidity Threshold Amount͗͟$50,000,000 “LLC”: any Person that is a limited liability company under the laws of its jurisdiction of formation. “Loan”: any loan made by any Lender pursuant to this Agreement, including any Protective Advance. “Loan Documents”: this Agreement, the Security Documents and the Notes. “Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document. “Majority Facility Lenders”: (a) with respect the Term Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans outstanding under the Term Facility and (b) with respect to the Revolving Facility, the holders of more than 50% of the Total Revolving Extensions of Credit (or, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments) outstanding under such Facility. “Margin Capital Stock”: Capital Stock issued by the Borrower that (i) constitutes “margin stock” within the meaning of such term under Regulation U as now or from time to time hereafter in effect and (ii) would, taking into account all other “margin stock” (within the meaning of such term under Regulation U as now or from time to time hereafter in effect) held by the Borrower or any of its Subsidiaries, cause the value of all such “margin stock” to exceed 25% of the value of all assets of the Borrower and its Subsidiaries that directly or indirectly secure (within the meaning of Regulation U) the Obligations. “Material Acquisition”: any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $15,000,000. “Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Secured Parties hereunder or thereunder or (c) the validity, enforceability or priority of the Liens intended to be created by the Security Documents taken as a whole. “Material Disposition”: any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $15,000,000. “Material Transaction”: any acquisition or series of related acquisitions in which a Loan Party acquires assets that, if included in the Borrowing Base, would increase the Borrowing Base by an amount in excess of $10,000,000. “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, 26 509265-1832-141352041-Active.21575686.1328267668.14

defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Minimum AvailabilityLiquidity Period”: each period commencing on a Test Date on which the Borrower is not in compliance with the financial covenant set forth in Section 7.1 and ending on the first subsequent Test Date on which the Borrower is in compliance with the financial covenant set forth in Section 7.1. “MIRE Event”: if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Revolving Commitments or Loans (including any Incremental Revolving Commitments, Incremental Term Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit). “Moody’s”: as defined in the definition of “Cash Equivalents”. “Mortgage”: any mortgage or deed of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably acceptable to the Administrative Agent. “Mortgage Amendment” as defined in Section 6.12(b)(ii). “Mortgaged Property”: any real property of any Loan Party as to which the Administrative Agent for the benefit of the Secured Parties has been granted a Lien pursuant to any Mortgage. “Multiemployer Plan”: a multiemployer plan, as defined in Section 4001(a)(3) of ERISA. “Net Cash Effect”: in any fiscal year, the absolute difference between (a) the Net Cash Proceeds received in such fiscal year with respect to Dispositions consummated pursuant to Section 7.5(k) in such fiscal year and (b) with respect to any acquisitions consummated pursuant to Section 7.8(k) in such fiscal year, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such acquisitions during such fiscal year and (ii) the principal amount (or, if less, the accreted value) at the time of such acquisitions of all Assumed Indebtedness with respect thereto. “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable currently as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. 27 509265-1832-141352041-Active.21575686.1328267668.14

“Net Orderly Liquidation Value”: with respect to Inventory or Eligible Rental Agreements of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof. “New Lender Supplement”: a supplement, substantially in the form of Exhibit F, pursuant to which a New Term Lender or a New Revolving Lender, as applicable, becomes a Lender hereunder. “New Revolving Lender”: as defined in Section 2.2(c). “New Term Lender”: as defined in Section 2.1(d). “Non-U.S. Lender”: a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code. “Notes”: the collective reference to any promissory note evidencing Loans. “Notice Period”: as defined in Section 2.26. “NYFRB”: the Federal Reserve Bank of New York. “NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement. “Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, Banking Services or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) Obligations of the Borrower or any other Loan Party under any Specified Swap Agreement or in respect of Banking Services Obligations (A) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (B) shall not include any such obligations entered into after the counterparty to such Specified Swap Agreement ceases to be a Lender or an Affiliate of a Lender or after assignment by such counterparty to another Person that is not a Lender or an Affiliate of a Lender, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Swap Agreements or holders of Banking Services Obligations and (iii) the amount of secured Obligations under any Specified Swap Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the 28 509265-1832-141352041-Active.21575686.1328267668.14

counterparty to such Specified Swap Agreement on the date of termination of such Specified Swap Agreement. “Original Credit Agreement”: this Agreement immediately prior to giving effect to the Fifth Amendment Effective Date. “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22). “Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Participant”: as defined in Section 10.6(c). “Participant Register”: as defined in Section 10.6(c). “Patriot Act”: as defined in Section 10.16. “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Permitted Acquisition”: any acquisition, consisting of a single transaction or a series of related transactions, by the Borrower or any one or more of its Wholly Owned Subsidiaries of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business, unit or division of, any Person (such business, unit or division, the “Acquired Business”). “Permitted Discretion”: a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted Encumbrances”: (a) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good 29 509265-1832-141352041-Active.21575686.1328267668.14 faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 8; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations, are not in a material amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above. “Permitted Investors”: the collective reference to the Speese Persons. “Permitted Non-Guarantor Subsidiary”: as defined in Section 6.9(c). “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan”: at a particular time, any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, that is covered by ERISA, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069(b) of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement. “Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Projections”: as defined in Section 6.2(c). 30 509265-1832-141352041-Active.21575686.1328267668.14

“Properties”: as defined in Section 4.17(a). “Protective Advance Exposure”: at any time, the sum of the aggregate amount of all outstanding Protective Advances at such time. The Protective Advance Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Protective Advance Exposure at such time. “Protective Advances”: as defined in Section 2.3(b). “Purchase Price”: with respect to any Permitted Acquisition or Investment, the sum (without duplication) of (a) the amount of cash paid by the Borrower and its Subsidiaries in connection with such acquisition, (b) the value (as determined for purposes of such acquisition in accordance with the applicable acquisition agreement) of all Capital Stock of the Borrower issued or given as consideration in connection with such acquisition, (c) the Qualified Net Cash Equity Proceeds applied to finance such acquisition and (d) the principal amount (or, if less, the accreted value) at the time of such acquisition of all Assumed Indebtedness with respect thereto. “Qualified Net Cash Equity Proceeds”: the Net Cash Proceeds of any offering of Capital Stock of the Borrower, provided, that (a) such offering was made in express contemplation of a Permitted Acquisition, (b) such Capital Stock is not mandatorily redeemable and (c) such Permitted Acquisition is consummated within 90 days after receipt by the Borrower of such Net Cash Proceeds. “Qualified Preferred Stock”: any preferred stock of the Borrower that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) (i) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock unless such conversion or exchange is subject, as a condition precedent thereto, to the Borrower’s ability to incur Indebtedness hereunder in accordance with the terms hereof, or (iii) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is one year after the latest maturity date for Loans hereunder that is in effect on the date of issuance of such preferred stock unless such redemption is subject, as a condition precedent thereto, to the Borrower’s ability to make a Restricted Payment of like amount in accordance with the terms hereof, (b) provide holders thereunder with any rights to any payments upon the occurrence of a “change of control” event prior to the repayment of the Obligations under the Loan Documents unless such payments would be permitted as Restricted Payments in accordance with the terms hereof, or (c) require the payment of cash dividends or other cash distributions to the extent the payment thereof would not be permitted at such time pursuant to this Agreement or any other agreement relating to borrowed money of the Borrower or any of its Subsidiaries; provided, that, immediately after giving effect to the issuance of such preferred stock, the Borrower is in pro forma compliance with Section 7.1 (with such compliance calculated as of the last day of the most recent calendar month for which the relevant financial information is available and demonstrated in a written certificate delivered to the Administrative Agent prior to the issuance of such preferred stock). “RAC East”: Rent-A-Center East, Inc., a Delaware corporation. “Recent Rental Proceeds”: as of any day, the aggregate cash proceeds from rental payments and fees (excluding sales tax) received by the Loan Parties pursuant to Eligible Rental Agreements during the three calendar months most recently ended on or prior to such day. 31 509265-1832-141352041-Active.21575686.1328267668.14

“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable. “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries. “Reference Month”: as defined in Section 7.1. “Reference Period”: with respect to any date, the period of 12 consecutive calendar months of the Borrower immediately preceding such date or, if such date is the last day of a calendar month, ending on such date. “Refinancing”: the repayment in full or deemed repayment in full, as the case may be, of all Indebtedness outstanding under the Existing Credit Agreement and the termination of all commitments thereunder. “Refunded Swingline Loans”: as defined in Section 2.6(b). “Refunding Date”: as defined in Section 2.6(c). “Register”: as defined in Section 10.6(b). “Regulation D”: Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U”: Regulation U of the Board as in effect from time to time. “Reimbursement Obligation”: the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 3.5 for amounts paid under Letters of Credit. “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans (or, following the payment in full of the Term Loans, any outstanding Revolving Loans, Swingline Loans or Protective Advances) pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice. “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary of the Borrower other than a Specified Subsidiary (unless such Specified Subsidiary was the recipient of such Net Cash Proceeds)) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in the businesses of the Borrower or any of its Subsidiaries. “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business. 32 509265-1832-141352041-Active.21575686.1328267668.14

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event (or, in the case of a Recovery Event with respect to owned real property, 36 months after such Recovery Event) and (b) the date on which the Borrower (directly or indirectly through a Subsidiary of the Borrower) shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount. “Rental Agreement Portfolio”: at any time, the Eligible Rental Agreements of the Loan Parties. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043. “Reports”: as defined in Section 6.6. “Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reserves”: any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including an availability reserve, reserves for accrued and unpaid interest on the Obligations, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for Obligations in respect of Specified Swap Agreements, Banking Services Reserves, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. For the avoidance of doubt, (i) Reserves deducted from the Borrowing Base and Reserves deducted from the Total Revolving Commitments may be different and (ii) the Term Loan Reserve shall not be deducted from the Total Revolving Commitments. “Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or president of the Borrower. “Restricted Payments”: as defined in Section 7.6. “Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans, Protective Advances and Letters of Credit, in an aggregate principal amount of such Loans and/or amount of such Letters of Credit (determined in accordance with Section 1.2(e)) not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Annex BA, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time 33 509265-1832-141352041-Active.21575686.1328267668.14 to time pursuant to the terms hereof. The aggregate amount of the Revolving Commitments as of the Fifth Amendment Effective Date is $350,000,000200,000,000. “Revolving Commitment Period”: the period from and including the Closing Date to but excluding the earlier of the Revolving Scheduled Commitment Termination Date and the date of termination of the Revolving Commitments. “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s LC Exposure then outstanding, (c) such Lender’s Swingline Exposure then outstanding and (d) such Lender’s Protective Advance Exposure then outstanding. “Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder. “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans. “Revolving Loans”: as defined in Section 2.2. “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding). “Revolving Scheduled Commitment Termination Date”: the date that is the fifth anniversary of the Closing Date, which is March 19earlier of (x) the date of consummation of the Vintage Capital Merger and (y) December 31, 2019. “S&P”: as defined in the definition of “Cash Equivalents”. “Sale/Leaseback Transaction”: any arrangement providing for the leasing to the Borrower or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Borrower or any Subsidiary. “Sanctioned Country”: at any time, a country or territory that is the subject or target of any Sanctions. “Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of 34 509265-1832-141352041-Active.21575686.1328267668.14

Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority. “SEC Reports”: as defined in Section 4.18(b). “Secured Parties”: collectively, the Lead Arrangers, the Agents, the Lenders, each provider of Banking Services (including any Affiliate of a Lender that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto) and, with respect to any Specified Swap Agreement, any Affiliate of any Lender party thereto (or any Person that was a Lender or an Affiliate thereof when such Specified Swap Agreement was entered into) that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto; provided, that no counterparty to a Specified Swap Agreement or holder of Banking Services Obligations, in their capacity as such, shall have any rights under any Loan Document in connection with the management or release of any Collateral or the obligations of any Guarantor under the Loan Documents. “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements and all other security documents delivered by a Loan Party to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document. “Senior Subordinated Note Indenture”: the collective reference each indenture, if any, entered into by the Borrower or any of its Subsidiaries in connection with any issuance of Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9. “Senior Subordinated Notes”: any subordinated notes of the Borrower issued after the Closing Date pursuant to Section 7.2(f). “Senior Unsecured Note Indenture”: the collective reference to (a) the Existing 2020 Senior Unsecured Note Indenture, (b) the Existing 2021 Senior Unsecured Note Indenture and (c) each other indenture, if any, entered into by the Borrower or any of its Subsidiaries in connection with any issuance of Senior Unsecured Notes, together with all instruments and other agreements entered into by the Borrower or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9. “Senior Unsecured Notes”: the collective reference to (a) the Existing 2020 Senior Unsecured Notes, (b) the Existing 2021 Senior Unsecured Notes and (c) any other senior unsecured notes of the Borrower that (i) have no scheduled principal payments prior to the date that is one year after the latest maturity date for Loans hereunder that is in effect on the date of issuance of such senior unsecured notes and (ii) have terms (excluding the interest rate) no less favorable in any material respect to the Borrower and its Subsidiaries (taken as a whole) and the Lenders (taken as a whole) than those applicable to offerings of “high-yield” senior unsecured debt by similar issuers of similar debt at or about the same time, as determined by the Borrower in consultation with the Administrative Agent. For avoidance of 35 509265-1832-141352041-Active.21575686.1328267668.14

doubt, senior unsecured notes of the Borrower shall only constitute “Senior Unsecured Notes” if any one or more Subsidiaries of the Borrower has a Guarantee Obligation in respect thereof. “Single Employer Plan”: any Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) that is covered by Title IV of ERISA. “Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) the realization of the current assets of such Person in the ordinary course of business will be sufficient for such Person to pay recurring current debt, short-term debt and long-term debt service as such debts mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. “Specified Change of Control”: a “change of control” or similar event (however defined) as defined in any Senior Subordinated Note Indenture or Senior Unsecured Note Indenture. “Specified Event of Default”: the occurrence of any of the following: (a) an Event of Default under clause (a) or (f) of Section 8, (b) an Event of Default arising under clause (b) of Section 8 in respect of a Borrowing Base Certificate, (c) an Event of Default arising under clause (d)(i) of Section 8 and (d) an Event of Default arising under clause (d)(ii) of Section 8 as a result of a breach of Section 5.13 of the Guarantee and Collateral Agreement. “Specified Location”: One or more locations in the continental United States identified in writing by the Borrower to the Administrative Agent from time to time. “Specified Subsidiaries”: the collective reference to the Insurance Subsidiary, any Foreign Subsidiary and any Permitted Non-Guarantor Subsidiary. “Specified Swap Agreement”: any Swap Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any Affiliate thereof, or any Person that was a Lender or an Affiliate thereof when such Swap Agreement was entered into as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Swap Agreement; provided, that the designation of any Swap Agreement as a Specified Swap Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the 36 509265-1832-141352041-Active.21575686.1328267668.14

management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. “Speese Persons”: the collective reference to Mark E. Speese, any person having a relationship with Mark E. Speese by blood, marriage or adoption not more remote than first cousin and any trust established for the benefit of any such person. “Subordinated Debt”: any unsecured subordinated notes issued by the Borrower in a transaction permitted by Section 7.2(f). “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. “Subsidiary Guarantor”: each Subsidiary of the Borrower other than the Specified Subsidiaries. “Supermajority Lenders”: at any time, the holders of more than 66 2/3% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. “Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”. “Swap Obligation”: with respect to any person, any obligation to pay or perform under any Swap. “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $35,000,00015,000,000. “Swingline Exposure”: with respect to any Revolving Lender, the sum of (a) its Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding other than with respect to any Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender and (b) the principal amount of all Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender outstanding at such time (less the amount of participations funded by the other Revolving Lenders in such Swingline Loans). 37 509265-1832-141352041-Active.21575686.1328267668.14

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans. “Swingline Loans”: as defined in Section 2.3(a). “Swingline Participation Amount”: as defined in Section 2.6(c). “Syndication Agents”: as defined in the preamble hereto. “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Annex A. The aggregate amount of the Term Commitments as of the Closing Date is $225,000,000. “Term Lenders”: each Lender that holds a Term Loan. “Term Loan Reserve”: at any time, an amount equal to (a) two multiplied by (b) the outstanding principal amount of Term Loans and Incremental Term Loans as of such date. “Term LoansTitle Policy Endorsement”: as defined in Section 2.16.12(ab)(iii). “Term Loan Maturity Date”: the date that is the seventh anniversary of the Closing Date, which is March 19, 2021. “Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding). “Test Date”: as defined in Section 7.1. “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time. “Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan. “Unfinanced Capital Expenditures”: for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans or Swingline Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans or Swingline Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures). 38 509265-1832-141352041-Active.21575686.1328267668.14

“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time. “United States”: the United States of America. “Unrestricted Cash”: at any time, the amount of cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries on such date that is not subject to any Lien (other than pursuant to the Loan Documents). “U.S. Lender”: a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate”: as defined in Section 2.19(d). “Vintage Capital Merger”: the merger contemplated by that certain Agreement and Plan of Merger dated as of June 17, 2018, among Vintage Rodeo Acquisition, Inc., a Delaware corporation, Vintage Rodeo Parent, LLC, a Delaware limited liability company, and Borrower. “Voting Stock”: with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency. “Weekly Borrowing Base Period”: each of the following shall be a Weekly Borrowing Base Period: (a) each period when a Specified Event of Default shall have occurred and be continuing and (b) each period during which AvailabilityLiquidity is less than the greater of (i) 20% of the lesser of (x) the Total Revolving Commitments and (y) the Borrowing Base and (ii) $60,000,000; provided that any Weekly Borrowing Base Period commencing pursuant to this clause (b) shall end if and when AvailabilityLiquidity is not less than such specified level$60,000,000 for 30 consecutive days. “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower. “Withholding Agent”: any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the 39 509265-1832-141352041-Active.21575686.1328267668.14

extent not defined, shall have the respective meanings given to them under GAAP (provided, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, rights and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein). (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (e) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases or decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time, or decreases. (f) Notwithstanding anything to the contrary contained in Section 1.2(a) or in the definitions of “GAAP” or “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. 1.3 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together ǁŝƚŚĂŶǇ ƐƵĐĐĞƐƐŽƌƚŽƚŚĞ/ĞŶĐŚŵĂƌŬĚŵŝŶŝƐƚƌĂƚŽƌ͕ƚŚĞ͞IBA͟ͿĨŽƌƉƵƌƉŽƐĞƐŽĨƚŚĞ/ƐĞƚƚŝŶŐƚŚĞLondon 40 509265-1832-141352041-Active.21575686.1328267668.14

interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.16(b) of this Agreement, such Section 2.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.16, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other ƌĂƚĞƐŝŶƚŚĞĚĞĨŝŶŝƚŝŽŶ ŽĨ͞ƵƌŽĚŽůůĂƌZĂƚĞ͟ŽƌǁŝƚŚƌĞƐƉĞĐƚƚŽĂŶǇalternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.16(b), will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. SECTION 2. AMOUNT AND TERMS OF REVOLVING FACILITIESY 2.1 Term Commitments; Term Loans; Incremental Term Loans[Reserved]. (a) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan (together with the Incremental Term Loans defined below, the “Term Loans”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. (b) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12. (c) The Borrower and any one or more Term Lenders may from time to time agree that such Term Lenders shall increase the amount of their Term Loans (“Incremental Term Loans”) by executing and delivering to the Administrative Agent an Increased Term Facility Activation Notice specifying (i) the principal amount of such increase, (ii) the Increased Term Facility Closing Date, (iii) the applicable maturity date for such Loans, (iv) the amortization schedule for such Incremental Term Loans, which shall comply with the next succeeding sentence, and (v) the Applicable Margin for such Incremental Term Loans; provided that (x) at the time of the borrowing of any Incremental Term Loans and after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Borrower on a pro forma basis is no less than 1.1:1.0 and (y) no Incremental Term Loans may be borrowed (1) if after giving effect to such borrowing the Total Revolving Extensions of Credit would exceed the Borrowing Base (calculated after giving effect to the borrowing of such Incremental Term Loans and the increase of the Term Loan Reserve) or (2) if such borrowing would occur during a Minimum Availability Period and after giving effect to such borrowing, Availability would be less than Availability Threshold Amount. The amortization schedule for any Incremental Term Loans shall be identical to or longer than, on a percentage basis, the then remaining amortization schedule for the Term Loans. Other than with respect to the pricing, amortization and final maturity date applicable thereto, the Incremental Term Loans shall otherwise have the same terms as are applicable to the then outstanding Term Loans. Notwithstanding the foregoing, without the consent of the Required Lenders, the aggregate amount of Incremental Term Loans plus Incremental Revolving Commitments obtained pursuant to Section 2.2(b) shall not exceed $100,000,000. No Term Lender shall 41 509265-1832-141352041-Active.21575686.1328267668.14 have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. (d) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), elects to become a “Term Lender” under this Agreement in connection with any transaction described in Section 2.1(c) shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity (a “New Term Lender”) shall become a Term Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. 2.2 Revolving Commitments; Revolving Loans; Incremental Revolving Loans. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans hereunder (together with the Incremental Revolving Loans defined below, collectively, the “Revolving Loans”) in Dollars to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding that will not result (after giving effect to any application of proceeds of such borrowing pursuant to Section 2.7(b)) in (i) such Lender’s Revolving Extensions of Credit exceeding such Lender’s Revolving Commitment, (ii) the Total Revolving Extensions of Credit exceeding the lesser of (x) the Total Revolving Commitments minus Reserves and (y) the Borrowing Base or (iii) during a Minimum AvailabilityLiquidity Period, AvailabilityLiquidity being less than the AvailabilityLiquidity Threshold Amount, subject, in each case to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.3(b). During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12. (b) The With the consent of the Administrative Agent, the Borrower and any one or more Revolving Lenders may agree that each such Lender shall increase the amount of its existing Revolving Commitment (the “Incremental Revolving Commitment”) to make incremental revolving credit loans (the “Incremental Revolving Loans”) by executing and delivering to the Administrative Agent an Increased Revolving Facility Activation Notice specifying (i) the principal amount of such increase and (ii) the Increased Revolving Facility Closing Date; provided that (x) at the time of any such increase and after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Borrower on a pro forma basis (calculated assuming that the Incremental Revolving Commitments have been fully drawn during the applicable 12 calendar month period) is no less than 1.1:1.0 and (y) no Incremental Revolving Loans may be borrowed (1) if after giving effect to such borrowing the Total Revolving Extensions of Credit would exceed the Borrowing Base or (2) if such borrowing would occur during a Minimum AvailabilityLiquidity Period and after giving effect to such borrowing, AvailabilityLiquidity would be less than the AvailabilityLiquidity Threshold Amount. Notwithstanding the foregoing, without the consent of the Required Lenders, (i) the aggregate amount of Incremental Revolving Commitments obtained pursuant to this paragraph plus Incremental Term Loans obtained pursuant to Section 2.1(c) shall not exceed $100,000,000 and (ii) no more than three Increased Revolving Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. (c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), elects to become a “Revolving Lender” under this Agreement in connection with any transaction described in Section 2.2(b) shall execute a New Lender Supplement, whereupon such bank, 42 509265-1832-141352041-Active.21575686.1328267668.14 financial institution or other entity (a “New Revolving Lender”) shall become a Revolving Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. (d) For the purpose of providing that the respective amounts of Revolving Loans that are Eurodollar Loans (and Eurodollar Tranches in respect thereof) held by the Revolving Lenders are held by them on a pro rata basis according to their respective Revolving Percentages, on each Increased Revolving Facility Closing Date (i) all outstanding Revolving Loans that are Eurodollar Loans shall be converted into a single Revolving Loan that is a Eurodollar Loan (with an interest period to be selected by the Borrower), and upon such conversion the Borrower shall pay any amounts owing pursuant to Section 2.20, if any, (ii) any new borrowings on such date of Revolving Loans that are Eurodollar Loans and that have the same Interest Period shall also be part of such single Revolving Loan and (iii) all Revolving Lenders (including the New Revolving Lenders) shall hold a portion of such single Revolving Loan equal to its Revolving Percentage thereof and any fundings on such date shall be made in such a manner so as to achieve the foregoing. 2.3 Swingline Commitment and Protective Advances. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Facility from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, (x) the Revolving Extensions of Credit of any Lender (including the Swingline Lender) would exceed its Revolving Commitment, (y) the Total Revolving Extensions of Credit would exceed the lesser of (1) the Total Revolving Commitments minus Reserves and (2) the Borrowing Base and (z) during a Minimum AvailabilityLiquidity Period, AvailabilityLiquidity would be less than the AvailabilityLiquidity Threshold Amount; provided further that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan, . During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only. (b) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.5) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $35,000,00020,000,000; provided further that, the Total Revolving Extensions of Credit after giving effect to the Protective Advances being made shall not exceed the Total Revolving Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 5.3 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 5.3 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay 43 509265-1832-141352041-Active.21575686.1328267668.14 a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.3(c). Protective Advances shall be ABR Loans only. (c) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Revolving Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder and so funds, the Administrative Agent shall promptly distribute to such Lender such Lender’s Revolving Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. 2.4 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (a) which notice, in the case of Term Loans to be made on the Closing Date, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least one Business Day prior to the anticipated Closing Date with respect to ABR Loans and at least three Business Days prior to the anticipated Closing Date with respect to Eurodollar Loans, requesting that the Term Lenders make Term Loans on the Closing Date, or (b) in the case of Incremental Term Loans, which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least one Business Day prior to the anticipated Increased Term Facility Closing Date for such Loans with respect to any such Loans that are ABR Loans and at least three Business Days prior to such anticipated Increased Term Facility Closing Date with respect to Eurodollar Loans, requesting that the relevant Term Lenders make such Incremental Term Loans on the applicable Increased Term Facility Closing Date, and in each case specifying the principal amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each relevant Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in like funds. 2.4 [Reserved]. 2.5 Procedure for Revolving Loan Borrowing. (a) The Borrower may borrow under the Revolving Facility during the Revolving Commitment Period on any Business Day, provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the principal amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. If no election as to the Type of Loans to be borrowed is specified, then the requested Revolving Loans shall be ABR Loans. If no Interest Period is specified with respect to any requested borrowing of Eurodollar Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Revolving Facility shall be in an amount equal to (x) in the case of ABR Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof (or, if Availability is less than $2,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Facility that are ABR Loans in other amounts pursuant to 44 509265-1832-141352041-Active.21575686.1328267668.14

Section 2.6 and the Borrower may request borrowings under the Revolving Facility that are ABR Loans in other amounts pursuant to Section 3.5. (b) Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Lenders and in like funds as received by the Administrative Agent or (i) if the borrowing was made to finance the reimbursement of a Protective Advance, shall be retained by the Administrative Agent and (ii) if the borrowing was made pursuant to Section 3.5, by paying the Issuing Lender the amounts funded by it with respect to the Letter of Credit drawing which gave rise to such borrowing. (c) On the Fifth Amendment Effective Date, all Continuing Revolving Loans shall be deemed repaid and such portion thereof that were ABR Loans shall be reborrowed as ABR Loans by the Borrower and such portion thereof that were Eurodollar Loans shall be reborrowed as Eurodollar Loans by the Borrower (it being understood that for each tranche of Existing Revolving Loans that were Eurodollar Loans, (x) the initial Interest Period for the relevant reborrowed Loans shall equal the remaining length of the Interest Period for such tranche and (y) the Eurodollar Rate, as applicable, for the relevant reborrowed Eurodollar Loans during such initial Interest Period shall be the Eurodollar Rate for such tranche immediately prior to the Fifth Amendment Effective Date). Revolving Lenders shall advance funds to the Administrative Agent as directed by the Administrative Agent no later than 12:00 Noon, New York City time on the Fifth Amendment Effective Date as shall be required to repay the Existing Revolving Loans of Continuing Lenders such that each Revolving Lender’s share of outstanding Revolving Loans on the Fifth Amendment Effective Date is equal to its Revolving Percentage of the total outstanding principal amount of the Revolving Loans after giving effect to the Fifth Amendment. 2.6 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the principal amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds. (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may (and, not later than five Business Days after the making of a Swingline Loan, shall) on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time (with a copy of such notice being provided to the Borrower), request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender 45 509265-1832-141352041-Active.21575686.1328267668.14

shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans (with notice of such charge being provided to the Borrower, provided, that the failure to give such notice shall not affect the validity of such charge). (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.6(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.6(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.6(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans. (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.6(b) and to purchase participating interests pursuant to Section 2.6(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. 2.7 Repayment of Loans. (a) The Term Loans (other than Incremental Term Loans) shall mature in consecutive quarterly installments on the last day of each fiscal quarter (or, in the case of the last installment, on the Term Loan Maturity Date), commencing on June 30, 2014, each of which installments shall be in an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Term Loans outstanding on the Closing Date; provided, that with respect to the installment payable on the Term Loan Maturity Date, such installment shall be in an amount equal to the then outstanding principal amount of the Term Loans.[Reserved]. 46 509265-1832-141352041-Active.21575686.1328267668.14

(b) The Borrower shall repay (i) all outstanding Revolving Loans on the Revolving Scheduled Commitment Termination Date, (ii) to the Swingline Lender, the then unpaid amount of each Swingline Loan on the earlier of the Revolving Scheduled Commitment Termination Date and the fifth Business Day after each Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding (and the proceeds of any such Revolving Loans shall be applied by the Administrative Agent to repay any Swingline Loans then outstanding) and (iii) all outstanding Protective Advances on the earlier of the Revolving Scheduled Commitment Termination Date and demand by the Administrative Agent. (c) The Borrower shall repay all Incremental Term Loans in accordance with the applicable Increased Term Facility Activation Notice and Section 2.1(c)[Reserved]. 2.8 Commitment Fees, Etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee accruing during the Revolving Commitment Period, computed at a per annum rate equal to the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable in arrears on the first Business Day of each January, April, July and October and on the Revolving Scheduled Commitment Termination Date. (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent. 2.9 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if and to the extent that, (x) after giving effect thereto and to any prepayments of the Revolving Loans, Swingline Loans and Protective Advances made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the lesser of (i) the Total Revolving Commitments minus Reserves and (ii) the Borrowing Base or (y) such termination or reduction would occur during a Minimum AvailabilityLiquidity Period and after giving effect thereto, AvailabilityLiquidity would be less than the AvailabilityLiquidity Threshold Amount. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. The aggregate amount of the unused Term Commitments shall terminate immediately upon the making of Term Loans on the Closing Date. 2.10 Optional Prepayments. Subject to Section 2.17, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, at least (a) three Business Days prior thereto, in the case of Eurodollar Loans, or (b) one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and, if applicable, whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20; provided further that in the event of any prepayment of Term Loans made on or prior to the 12-month anniversary of the Closing Date (i) with the proceeds of any Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans (including any Incremental Term Loans) having a lower effective yield (taking into account applicable interest rate, including floors, original issue discount (“OID”) and fees, with OID and fees being equated to interest rate based on a four-year life to maturity) than the effective yield (taking into account applicable interest rate, including floors, OID and fees, with OID and fees being equated to interest rate based on a four-year life to maturity) for the Term Loans, which prepayment was made for the primary purpose of refinancing the Term Loans at a lower effective yield or (ii) pursuant to any repricing amendment in 47 509265-1832-141352041-Active.21575686.1328267668.14

connection with the Term Loans resulting in the total yield (as so calculated) payable thereon on the date of such amendment being lower than the total yield (as so calculated) with respect to the Term Loans, the Borrower shall pay to the applicable Lenders with respect to such Term Loans a prepayment premium equal to 1% of the principal amount of the Term Loans so prepaid or refinanced or, in the case of a repricing amendment, 1% of the aggregate principal amount of the Term Loans outstanding immediately prior to such amendment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans, Swingline Loans and Protective Advances) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans and Protective Advances) shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans and Protective Advances shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. 2.11 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans.[Reserved]. (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 75% of such Net Cash Proceeds shall be applied within five Business Days following such date toward the prepayment of the Term Loans (or, following the payment in full of the Term Loans, any outstanding Revolving Loans, Swingline Loans or Protective Advances); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed, in any fiscal year of the Borrower, an amount equal to 5% of Consolidated Total Assets as of the last day of the Borrower’s immediately preceding fiscal year, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans (or, following the payment in full of the Term Loans, any outstanding Revolving Loans, Swingline Loans or Protective Advances); provided, further, that, notwithstanding the foregoing, the Borrower shall not be required to prepay the Term Loans in accordance with this paragraph (b) except to the extent that the Net Cash Proceeds from all Asset Sales or Recovery Events which have not been so applied equals or exceeds $20,000,000 in the aggregate; provided further that any prepayment of Revolving Loans, Swingline Loans or Protective Advances pursuant to this Section 2.11(b) shall not result in a reduction in the Revolving Commitments. (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2014, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.[Reserved]. (d) [Reserved]. (e) (i) In the event and on the occasion that the Total Revolving Extensions of Credit exceed the lesser of (x) the Total Revolving Commitments minus Reserves and (y) the Borrowing Base, the Borrower shall, without notice or demand, within one Business Day prepay the Revolving Loans, Swingline 48 509265-1832-141352041-Active.21575686.1328267668.14

Loans and Protective Advances (or, if no Revolving Loans, Swingline Loans and Protective Advances remain outstanding, cash collateralize Letters of Credit in a manner satisfactory to the Administrative Agent and the Issuing Lender) in an aggregate amount equal to such excess and (ii) in the event that during a Minimum AvailabilityLiquidity Period, AvailabilityLiquidity is less than the AvailabilityLiquidity Threshold Amount, the Borrower shall, without notice or demand, within one Business Day prepay the Revolving Loans, Swingline Loans and Protective Advances (or, if no Revolving Loans, Swingline Loans and Protective Advances remain outstanding, cash collateralize Letters of Credit in a manner satisfactory to the Administrative Agent and the Issuing Lender) such that after giving effect to such actions AvailabilityLiquidity is equal to or greater than the AvailabilityLiquidity Threshold Amount. (f) The application of any prepayment of Loans pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans, Swingline Loans and Protective Advances) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and shall in every case be without premium, charge or penalty on account of such prepayment except such as would otherwise be due on account of a prepayment prior to the last day of an Interest Period. (g) At all times during a Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances then outstanding and second to prepay the Revolving Loans and Swingline Loans and to cash collateralize Letters of Credit in a manner satisfactory to the Administrative Agent and the Issuing Lender. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Cash Proceeds from any Asset Sale or Recovery Event, the application of such Net Cash Proceeds shall be subject to Section 2.11(b). 2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided, that, unless the Borrower pays any amounts owing pursuant to Section 2.20(c), any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority FacilityRequired Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions, provided, further, if Borrower requests a conversion of ABR Loans into Eurodollar Loans but fails to specify an Interest Period with respect thereto then Borrower shall be deemed to have elected an Interest Period of one month’s duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority FacilityRequired Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period, and provided, further, if Borrower 49 509265-1832-141352041-Active.21575686.1328267668.14

requests a continuation of Eurodollar Loans but fails to specify an Interest Period with respect thereto then Borrower shall be deemed to have elected an Interest Period of one month’s duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. 2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 15 Eurodollar Tranches shall be outstanding at any one time. 2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. (b) Each ABR Loan (other than a Protective Advance) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. Each Protective Advance shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Loans that are ABR Loans plus 2%. (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2% and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee, Letter of Credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particularthe Revolving Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment). (d) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand. 2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of athe Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the 50 509265-1832-141352041-Active.21575686.1328267668.14

Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a). 2.16 Inability to Determine Interest Rate. (a) If prior to the first daycommencement of any Interest Period for a Eurodollar borrowing: (ai) the Administrative Agent shall have determineds (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market,absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Eurodollar Base Rate or the Eurodollar Base Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for such Interest Period,; or (bii) the Administrative Agent shall have received notice from the Majority Facilityis advised by the Required Lenders in respect of the relevant Facility that the Eurodollar Rate or the Eurodollar Base Rate or the Eurodollar Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by suchor Lenders) of making or maintaining their affected Loans during(or its Loan) included in such borrowing for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which notice shall be so withdrawn, by giving telecopy or telephonic notice thereof to the Borrower and the relevant Lenders, as soon as practicable after the relevant circumstances have ceased to be applicable), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. (b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to 51 509265-1832-141352041-Active.21575686.1328267668.14

be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Eurodollar Loans requested to be made shall be made as ABR Loans, (y) any Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. 2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders. (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof; provided, that optional prepayments shall be allocated to the installments of the Term Loans as directed by the Borrower. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.[Reserved]. (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata to the Revolving Lenders according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders. (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds EffectiveNYFRB Rate for the period until such Lender makes such 52 509265-1832-141352041-Active.21575686.1328267668.14 amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevantRevolving Facility, on demand, from the Borrower. (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds EffectiveNYFRB Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower. 2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date: (i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or (iii) shall impose on such Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount that such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify (no more frequently than quarterly) the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of 53 509265-1832-141352041-Active.21575686.1328267668.14

return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which may be submitted no more frequently than quarterly), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. (c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in the Requirement of Law made subsequent to the Closing Date, regardless of the date enacted, adopted, issued or implemented. (d) In determining any additional amounts payable pursuant to this Section 2.18, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided, that such Lender’s determination of compensation owing under this Section 2.18 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.18, shall give prompt written notice of such determination to the Borrower, which notice shall show the basis for calculation of such additional amounts. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.19 Taxes. (a) Except as otherwise required due to a Requirement of Law, all payments made by or on behalf of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any applicable Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Whenever any Taxes are payable by a Loan Party to a Governmental Authority pursuant to this Section 2.19, as promptly as possible thereafter the applicable Loan Party shall send to the 54 509265-1832-141352041-Active.21575686.1328267668.14

Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, the original or a certified copy of an original official receipt received by such Loan Party showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) (i) Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirement of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any 55 509265-1832-141352041-Active.21575686.1328267668.14

other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) IRS Form W-8ECI (or any successor form); (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that (A) such Non-U.S. Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) the interest payment in question is not effectively connected with a United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form); (4) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a typical participation), an IRS Form W-8IMY (or any successor form), accompanied by an IRS Form W-8ECI (or any successor form), W-8BEN (or any successor form), W-8BEN-E (or any successor form), U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; (C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to United States withholding Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) 56 509265-1832-141352041-Active.21575686.1328267668.14

of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment under FATCA. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees (x) to promptly notify the Borrower and the Administrative Agent of any change in circumstances which modify or render invalid any claimed exemption or reduction of withholding Taxes with respect to payments any Loan Document, and (y) that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (f) Each Lender shall severally indemnify the Administrative Agent within 10 days after demand therefor, for (i) the full amount of any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f). (g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the First Amendment, dated as of February 1, 2016, to this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative 57 509265-1832-141352041-Active.21575686.1328267668.14

Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (i) For purposes of this Section 2.19, the term “Lender” includes any Issuing Lender and the term “applicable Requirement of Law” includes FATCA. (j) Each party’s obligation under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment, or a conversion, or the consummation of an assignment pursuant to Section 2.22, in each case of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18, 2.19(a) or 2.23 with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18, 2.19(a) or 2.23. 2.22 Replacement of Lenders. The Borrower shall be permitted to replace with a replacement financial institution any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (b) gives notice pursuant to Section 2.23 or (c) becomes a Defaulting Lender; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a) or the consequences of a notice delivered pursuant to Section 2.23, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement 58 509265-1832-141352041-Active.21575686.1328267668.14

financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided, that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) through the date of consummation of such replacement, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that any Loan Party, the Administrative Agent or any other Lender shall have against the replaced Lender. Any such replacement with respect to a Defaulting Lender may involve a partial replacement of the Loans and/or Revolving Commitments of such Defaulting Lender, as determined by the Borrower with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned). 2.23 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20. 2.24 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender: (a) commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.8(a); (b) the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1), provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; (c) if any Swingline Exposure, Protective Advance Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of such Swingline Exposure, Protective Advance Exposure and LC Exposure shall be reallocated among the Revolving Lenders that are non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 5.3 are satisfied at such time; and (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Protective Advance Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), (y) second, prepay such Defaulting Lender’s Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and 59 509265-1832-141352041-Active.21575686.1328267668.14

(z) third, cash collateralize 100% of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in a manner reasonably satisfactory to the Administrative Agent and the Issuing Lender for so long as such LC Exposure is outstanding, the prepayment or cash collateralization of which may be financed with proceeds of Revolving Loans or Swingline Loans provided, that the conditions precedent set forth in Section 5.3 are satisfied at such time; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.24(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.24(c)(i), then the fees payable to the Revolving Lenders pursuant to Section 2.8(a) and 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and (v) if any such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.24(c), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lender until such LC Exposure is cash collateralized and/or reallocated; (d) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non- Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.24(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Revolving Lenders that are non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and any such Defaulting Lenders shall not participate therein); and (e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.7 but excluding Section 2.22) shall, in lieu of being distributed to such Defaulting Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder, (iii) third, if such Defaulting Lender is a Revolving Lender and if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, held in such account as cash collateral for existing or (unless such Defaulting Lender has no remaining unutilized Revolving Commitment) future funding obligations of the Defaulting Lender in respect of any existing or (unless such Defaulting Lender has no remaining unutilized Revolving Commitment) future participating interest in any Swingline Loan, Protective Advance or Letter of Credit, (iv) fourth, if such Defaulting Lender is a Revolving Lender, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if such Defaulting Lender is a Revolving Lender and if so determined by the Administrative Agent and the Borrower, unless such Defaulting Lender has no remaining unutilized Revolving Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Loans under this Agreement, (vi) 60 509265-1832-141352041-Active.21575686.1328267668.14

sixth, to the payment of any amounts owing to any Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by such Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, that, with respect to this clause (viii), if such payment is (x) a prepayment of the principal amount of any Revolving Loans or Reimbursement Obligations in respect of LC Disbursements as to which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.3 are satisfied, such payment shall be applied solely to prepay the Revolving Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Revolving Loans of, or Reimbursement Obligations owed to, any Defaulting Lender. (f) Upon not less than three Business Days’ prior notice to such Defaulting Lender and the Administrative Agent (which the Administrative Agent will promptly provide to the Lenders, each Issuing Lender and the Swingline Lender), the Borrower shall have the right to terminate the then unused Revolving Commitment of such Defaulting Lender, after taking into account the portion of such Revolving Commitment, if any, which theretofore has been, or substantially contemporaneous therewith is being, assigned pursuant to Section 2.22. In the event of any such termination, future extensions of credit under the Revolving Facility shall be allocated to the non-Defaulting Lenders in a manner that disregards the existence of any remaining Revolving Commitment of such Defaulting Lender. (g) If all or any portion of a Defaulting Lender’s Swingline Exposure, Protective Advance Exposure or LC Exposure is reallocated to non-Defaulting Lenders pursuant to Section 2.24(c), then defined terms (including “Revolving Percentage”, but excluding “Aggregate Exposure Percentage”) shall, as necessary or advisable (in the reasonable determination of the Administrative Agent) be read as used in this Agreement to give effect to such reallocation. In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each agrees that any such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, Protective Advance Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage. The provisions of this Agreement relating to funding, payment and other matters with respect to the Revolving Facility may be adjusted by the Administrative Agent, in consultation with the Borrower, to the extent necessary to give effect to the provisions of this Section 2.24. The provisions of this Section 2.24 may not be amended, supplemented or modified without, in addition to consents required by Section 10.1, the prior written consent of the Administrative Agent, the Swingline Lender, each Issuing Lender and the Borrower. 2.25 Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services, written notice setting forth the aggregate amount of all Banking Services Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof providing Banking Services and any Lender or Affiliate thereof party to a Specified Swap Agreement shall deliver to the Administrative Agent, following the end of each calendar month, a summary of the amounts due or to become due in respect of such Banking Services 61 509265-1832-141352041-Active.21575686.1328267668.14

Obligations and any Specified Swap Agreements. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of Banking Services Obligations and/or Obligations in respect of Specified Swap Agreements pursuant to Section 6.5 of the Guarantee and Collateral Agreement and which tier of the waterfall, contained in Section 6.5 of the Guarantee and Collateral Agreement, such Banking Services Obligations and/or Obligations in respect of Specified Swap Agreements will be placed. 2.26 MIRE Events. Notwithstanding the foregoing, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties in a “special flood hazard area”, ten (10) Business Days or (b) if there are any Mortgaged Properties in a “special flood hazard area”, thirty (30) days (in each case, the “Notice Period”), after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; provided, further, that in the case of both (a) and (b), if Bank of America, N.A. provides written notice to the Administrative Agent before the expiration of the Notice Period that its flood insurance due diligence and/or flood insurance compliance has not been completed, together with reasonable supporting detail regarding such non-completion, such Notice Period shall be extended until such time that the Administrative Agent shall have received written confirmation from such bank (or banks) that flood insurance due diligence and flood insurance compliance have been completed by such banks (or banks) (such written confirmation not to be unreasonably withheld, conditioned or delayed). SECTION 3. LETTERS OF CREDIT 3.1 LC Commitments. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the LC Participants set forth in this Section 3, agrees to issue, on any Business Day during the Revolving Commitment Period, Letters of Credit for the account of the Borrower (including the account of the Borrower acting on behalf of any of its Subsidiaries) in such form as may be approved from time to time by such Issuing Lender; provided, that such Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the LC Obligations would exceed $150,000,000125,000,000, (ii) any Revolving Lender’s Revolving Extensions of Credit would exceed its Revolving Commitment, (iii) the Total Revolving Extensions of Credit would exceed the lesser of (x) the Total Revolving Commitments minus Reserves and (y) the Borrowing Base or (iv) during a Minimum AvailabilityLiquidity Period, AvailabilityLiquidity would be less than the AvailabilityLiquidity Threshold Amount. It is understood that the Existing Letters of Credit shall be deemed to constitute Letters of Credit hereunder. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Scheduled Commitment Termination Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above; provided, however, that the Administrative Agent and the applicable Issuing Lender may agree (such agreement not to be unreasonably withheld, delayed or conditioned) with respect to any Letter of Credit that clause (y) above shall not be applicable to such extensions so long as no later than the first date on which such Letter of Credit is permitted to extend beyond the date set forth in clause (y), such Letter of Credit shall be either cash collateralized at 103% of face value, or supported by a back-to-back letter of credit in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Lender); provided, further, that upon the cash collateralization 62 509265-1832-141352041-Active.21575686.1328267668.14

of any Letter of Credit as described above and the occurrence of the Revolving Scheduled Commitment Termination Date, the LC Participants other than the applicable Issuing Lender shall be released from all reimbursement obligations for such Letter of Credit. (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any LC Participant to exceed any limits imposed by, any applicable Requirement of Law. 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor (and, with respect to Letters of Credit, delivery of a copy of such Application to the Administrative Agent), completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the applicable Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (and, with respect to Letters of Credit, to the Administrative Agent) promptly following the issuance thereof. The applicable Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount and stated maturity thereof). 3.3 Fees and Other Charges. (a) The Borrower will pay a Letter of Credit fee calculated at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility and payable on the portion that is available for drawing of the face amount of all outstanding Letters of Credit, shared ratably among the Revolving Lenders and payable quarterly in arrears on each LC Fee Payment Date. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender that is available for drawing, payable quarterly in arrears on each LC Fee Payment Date. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. 3.4 LC Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each LC Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each LC Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such LC Participant’s own account and risk an undivided interest equal to such LC Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under each Letter of Credit (including, for the avoidance of doubt, any portion of an Existing Letter of Credit deemed to be a Letter of Credit in accordance with Section 3.1 and as indicated on Schedule 1.1) issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing 63 509265-1832-141352041-Active.21575686.1328267668.14

Lender thereunder. Each LC Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which the applicable Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such LC Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at the Administrative Agent’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such LC Participant’s Revolving Percentage of the relevant LC Disbursement, or any part thereof, that is not so reimbursed. (b) If any amount required to be paid by any LC Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by such Issuing Lender is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the LC Participants, and each such LC Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds EffectiveNYFRB Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any LC Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the applicable Issuing Lender by such LC Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such LC Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Administrative Agent submitted on behalf of the applicable Issuing Lender to any LC Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit issued by it and has received from the Administrative Agent any LC Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such LC Participant (and thereafter the Administrative Agent will promptly distribute to such LC Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such LC Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender. (d) Each LC Participant’s obligation to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such LC Participant or the Borrower may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. 3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the applicable Issuing Lender in accordance with this Section upon notification to the Borrower 64 509265-1832-141352041-Active.21575686.1328267668.14

of the date and amount of a draft presented under any Letter of Credit issued by and paid by such Issuing Lender for the amount of (i) such draft so paid (an “LC Disbursement”) and (ii) any taxes, fees, charges or other reasonable costs or expenses incurred by such Issuing Lender in connection with such payment. (b) If the Borrower is notified as provided in the immediately preceding sentence by 2:00 P.M., New York City time, on any day, then the Borrower shall so reimburse such Issuing Lender by 12:00 Noon, New York City time, on the next succeeding Business Day, and, if so notified after 2:00 P.M., New York City time, on any day, the Borrower shall so reimburse such Issuing Lender by 12:00 Noon, New York City time, on the second succeeding Business Day. (c) Each drawing under a Letter of Credit shall (unless an event of the type described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures set forth in Section 3.4 for the funding of participations shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing, in the amount of such drawing of ABR Revolving Loans pursuant to Section 2.5 (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing of Swingline Loans pursuant to Section 2.6). The Borrowing Date with respect to any such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made pursuant to Section 2.5 (or, if applicable, Section 2.6) if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit. (d) Each payment under this Section 3.5 shall be made to the applicable Issuing Lender at its address for notices specified herein in immediately available funds in Dollars. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full, at the rate set forth in (i) until the second Business Day following the date of payment of the applicable drawing, Section 2.14(b) and (ii) thereafter, Section 2.14(c), in each case payable on demand. 3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the applicable Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower. 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in 65 509265-1832-141352041-Active.21575686.1328267668.14

connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. 3.9 Replacement and Resignation of an Issuing Lender. (a) An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.3 From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of Issuing Lenders under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lenders, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (b) Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Lender shall be replaced in accordance with Section 3.9(a) above. SECTION 4. REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that: 4.1 Financial Condition. The audited consolidated balance sheet of the Borrower as at December 31, 20132017, and the related consolidated statements of earnings, stockholder’s equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its earnings and its consolidated cash flows for the fiscal year then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). 4.2 No Change. Since December 31, 20132017 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. 4.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing, if applicable, under the laws of the jurisdiction of its organization, (b) has the corporate (or similar) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of 66 509265-1832-141352041-Active.21575686.1328267668.14

each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate (or similar) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate (or similar) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by any Loan Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been or will be obtained or made and are in full force and effect on the Closing Date, (ii) the filings referred to in Section 4.19, (iii) filings with the SEC that may be required to be made following the execution and delivery hereof in connection herewith and (iv) immaterial consents, authorizations, filings and notices. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 4.5 No Legal Bar. The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No violation of any Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect. 4.6 Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. 4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. 4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3. 67 509265-1832-141352041-Active.21575686.1328267668.14

4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect. 4.10 Taxes. (a) The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material Taxes imposed on it or any of its property by any Governmental Authority to the extent due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) and (b) except for Liens for Taxes not yet delinquent, no material Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted in writing, that could give rise to a material Tax Lien for any unpaid Tax on any asset or property of the Borrower or its Subsidiaries, except to the extent that the validity thereof is being contested in good faith pursuant to appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. 4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect except in compliance with the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. 4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary. 4.13 ERISA. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (a) no Reportable Event has occurred with respect to any Single Employer Plan, (b) no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan for which the Borrower or any Commonly Controlled Entity is liable; (c) no Single Employer Plan has failed to satisfy the “minimum funding standards” (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (e) no Single Employer Plan has been determined to be, or expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) no termination of a Single Employer Plan has occurred; (g) no Lien against the Borrower or any Commonly Controlled Entity and in favor of the PBGC or a Single Employer Plan has arisen; (h) the actuarial present value of the accumulated plan benefits of each Single Employer Plan (determined utilizing the assumptions used for purposes of Accounting Standards Codification No. 715-30) did not exceed the fair market value of the assets of such Single Employer Plan allocable to such accrued benefits; (i) neither the Borrower nor any Commonly Controlled 68 509265-1832-141352041-Active.21575686.1328267668.14

Entity has incurred or, to the knowledge of the Borrower, is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan; and (j) neither the Borrower nor any Commonly Controlled Entity has received notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA). 4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness. 4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary, except as created by the Loan Documents or as set forth on Schedule 4.15. 4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to refinance Indebtedness of the Borrower under the Existing Credit Agreement, and the proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes. 4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation by Borrower or its Subsidiaries of, or could give rise to liability of Borrower or its Subsidiaries under, any Environmental Law; (b) neither the Borrower nor any of its Subsidiaries has received any notice of, or is otherwise aware of, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business presently or formerly operated by the Borrower or any of its Subsidiaries (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened; (c) Materials of Environmental Concern have not been transported or disposed of by or on behalf of the Borrower or its Subsidiaries from the Properties or otherwise in connection with the Business, in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored, or disposed of, or have otherwise come to be located at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law; (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other 69 509265-1832-141352041-Active.21575686.1328267668.14 orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; (e) there has been no release or threat of release of Materials of Environmental Concern at, to, on, under or from the Properties or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability of Borrower or its Subsidiaries under Environmental Laws; (f) the Borrower, its Subsidiaries, the Business, the Properties and all operations at the Properties are in compliance and have in the last five years been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and (g) neither the Borrower nor any of its Subsidiaries has, by contract or by operation of law, assumed any liability of any other Person or agreed to indemnify any other person for liability under Environmental Laws. 4.18 Accuracy of Information, etc. (a) No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or if otherwise specified herein or therein, as of such date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents. (b) The Annual Report on Form 10-K of the Borrower for the year ended December 31, 2013 (the “SEC Report”) as of its filing date complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder. The SEC Report at the time of filing did not contain any untrue statements of material fact or omitted a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Forward looking statements and other statements contained in the SEC Report are subject to the cautionary language and risk factors contained in the SEC Report. (c) As of the Fifth Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fifth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects. 70 509265-1832-141352041-Active.21575686.1328267668.14

4.19 Security Interest in Collateral. (a) The provisions of this Agreement and the other Loan Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral. In the case of (i) the Pledged Equity Interests described in the Guarantee and Collateral Agreement, when stock certificates representing such certificated Pledged Equity Interests are delivered to the Administrative Agent (together with a properly completed and executed stock power or endorsement) or when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), (ii) Deposit Accounts, when such Deposit Accounts are subject to a Deposit Account Control Agreement and (iii) the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) (or otherwise notified to the Administrative Agent) in appropriate form are filed in the offices specified on Schedule 4.19(a) (or otherwise notified to the Administrative Agent), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than motor vehicles, aircraft, vessels, leasehold estates in real property and intellectual property registrations outside the United States) and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Equity Interests, Liens permitted by Section 7.3). (b) Upon execution and delivery thereof, each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person except Liens permitted by Section 7.3. Schedule 4.19(b) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $750,000. 4.20 Solvency. Each Loan Party is Solvent on the ClosingFifth Amendment Effective Date and will continue to be, Solvent. 4.21 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” of the Borrower under and as defined in each Senior Subordinated Note Indenture, if any. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute “Guarantor Senior Indebtedness” of such Subsidiary Guarantor under and as defined in each Senior Subordinated Note Indenture, if any. 4.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968. 4.23 Insurance. Each of the Borrower and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Borrower or any of its Subsidiaries (a) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect. 71 509265-1832-141352041-Active.21575686.1328267668.14

4.24 Lease Payments. Each of the Borrower and its Subsidiaries has paid all payments required to be made by it within any specified grace periods under leases of real property where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be), except as could not reasonably be expected to have a Material Adverse Effect; no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments, in each case that could, when taken together with any other such liens or claims, reasonably be expected to have a Material Adverse Effect. 4.25 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. 4.26 EEA Financial Institutions. No Loan Party is an EEA Financial Institution. SECTION 5. CONDITIONS PRECEDENT 5.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent (it being understood that defined terms used in this Section 5.1 have the meaning given thereto under this Agreement on the Closing Date): (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender and (ii) the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement, executed and delivered by a duly authorized officer of each relevant Loan Party. (b) Refinancing. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Indebtedness incurred pursuant to the Existing Credit Agreement (other than any letters of credit issued thereunder which are outstanding on the Closing Date and continued as Letters of Credit hereunder) shall have been repaid (or shall be repaid substantially contemporaneously with the initial funding of Loans on the Closing Date) and all commitments, security interests and guarantees in connection therewith shall have been terminated. (c) Projections. The Lenders shall have received satisfactory projections for the fiscal years 2014 through 2018. (d) Financial Statements. The Lenders shall have received the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal year ended 72 509265-1832-141352041-Active.21575686.1328267668.14

December 31, 2013, and the related consolidated statements of income and of stockholders’ equity and cash flows for such fiscal year. (e) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower and each Subsidiary Guarantor, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments. (f) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower. (g) Fees. The Lenders, the Lead Arrangers and each Agent shall have received all fees required to be paid, and all reasonable expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts may be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date. (h) Legal Opinion. The Administrative Agent shall have received legal opinions of Fulbright & Jaworski LLP, counsel to the Borrower and its Subsidiaries, and such other local counsel as may be reasonably required by the Administrative Agent, in each case covering such matters as the Administrative Agent may reasonably request. (i) Patriot Act. The Administrative Agent shall have received, at least three days prior to the Closing Date, all documentation and other information timely requested by the Administrative Agent or any Lender and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. (j) Flood Hazard Determinations and Flood Insurance Documentation. The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination together with (A) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (B) a copy of, or a certificate as to coverage under, and a declaration page relating to, any insurance policies with respect to any Mortgaged Property located in a special flood hazard area, in form and substance reasonably acceptable to the Administrative Agent. 5.2 Conditions to Fifth Amendment . The agreement of each Lender to make any extension of credit (including any increase or extension of a Letter of Credit) requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit (or increase or extension of a Letter of Credit) on the Fifth Amendment Effective Date, of the following conditions precedent: (a) FourthFifth Amendment and Other Loan Documents. The Administrative Agent shall have received (i) the FourthFifth Amendment, executed and delivered by a duly authorized officer of the Borrower and, the Required Lenders, (ii) the Guarantee and Collateral Agreement executed and delivered by a duly authorized officer of each relevant Loan Party, (iii and each Lender with a Revolving Commitment as of the Fifth Amendment Effective Date, (ii) a reaffirmation agreement executed and delivered by a duly authorized officer of each relevant Loan Party and (iviii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by 73 509265-1832-141352041-Active.21575686.1328267668.14

this Agreement and the other Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel. (b) Financial Statements and Projections. The Lenders shall have received (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal years ended December 31, 20142015, December 31, 20152016 and December 31, 20162017, and the related consolidated statements of income and of stockholders’ equity and cash flows for such fiscal years, (ii) unaudited interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and the related consolidated statements of income and of stockholders’ equity and cash flows for such fiscal quarters and (iii) satisfactory projections through the fiscal year 20212019. (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower and each Subsidiary Guarantor, dated the Fifth Amendment Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (ii) a good standing certificate for the Borrower and each Subsidiary Guarantor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for the Borrower and each Subsidiary Guarantor from the appropriate governmental officer in such jurisdiction. (d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer or treasurer of the Borrower, dated as of the Fifth Amendment Effective Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (or in all respects if qualified by materiality or by reference to a Material Adverse Effect) on and as of such date, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent. (e) Fees. The Lenders, the Lead Arrangers and each Agent shall have received all fees required to be paid in connection with the Fifth Amendment, and all reasonable expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Fifth Amendment Effective Date. (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Fifth Amendment Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent. (g) Commitment Reduction. The Administrative Agent shall have received a notice pursuant to Section 2.9 of the Original Credit Agreement that on the Fifth Amendment Effective Date the Revolving Commitments shall be reduced to $350,000,000.200,000,000 (h) Payments. The Administrative Agent shall have received, for benefit of the Existing Lenders, all accrued interest and fees with respect to periods prior to the Fifth Amendment Effective Date and any Swingline Loans and Protective Advances (in each case as defined under the Original Credit Agreement) outstanding immediately prior to the Fifth Amendment Effective 74 509265-1832-141352041-Active.21575686.1328267668.14

Date and all Existing Revolving Loans other than the Continuing Revolving Loans shall have been paid in full. (hi) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower. (ij) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of April 30October 31, 20172018, together with such supporting documentation and supplemental reporting as agreed by the Administrative Agent and the Borrower. (jk) Closing Availability. After giving effect to all borrowings to be made on the Fifth Amendment Effective Date, the issuance of any Letters of Credit on the Fifth Amendment Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, Availability shall not be less than $125,000,000. (kl) Pledged Capital Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (lm) Filings, Registrations and Recordings. Subject to Section 6.15, each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation. (mn) Legal Opinion. The Administrative Agent shall have received legal opinions of Winston & Strawn LLP, counsel to the Borrower and its Subsidiaries, and such other local counsel as may be reasonably required by the Administrative Agent, in each case covering such matters as the Administrative Agent may reasonably request. (n) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 6.5 hereof and Section 5.3 of the Guarantee and Collateral Agreement. (o) Field Examination. The Administrative Agent or its designee shall have conducted a field examination of the Loan Parties’ Accounts, Inventory and related working capital matters and of the Borrower’s related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its sole discretion. (p) Appraisals. The Administrative Agent shall have received appraisals of the applicable Loan Parties’ Inventory and Rental Agreement Portfolio from one or more firms 75 509265-1832-141352041-Active.21575686.1328267668.14 satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent in its sole discretion. (qo) Patriot Act. and Beneficial Ownership Certification. (i) The Administrative Agent shall have received, at least three days prior to the Fifth Amendment Effective Date, all documentation and other information timely requested by the Administrative Agent or any Lender and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Fifth Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Fifth Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Lender of the Amendment Effective Date, and such notice shall be conclusive and binding. (p) Flood Hazard Determinations and Flood Insurance Documentation. The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination together with (A) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (B) a copy of, or a certificate as to coverage under, and a declaration page relating to, any insurance policies with respect to any Mortgaged Property located in a special flood hazard area, in form and substance reasonably acceptable to the Administrative Agent. 5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (including any Incremental Term Loan and any increase or extension of a Letter of Credit) requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date). (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date. (c) No Protective Advances. No Protective Advances shall be outstanding. Each borrowing by and issuance, increase or extension of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or issuance, increase or extension of such Letter of Credit that the conditions contained in this Section 5.3 have been satisfied. 76 509265-1832-141352041-Active.21575686.1328267668.14

SECTION 6. AFFIRMATIVE COVENANTS The Borrower hereby agrees that, so long as any Revolving Commitment remains in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to: 6.1 Financial Statements. Furnish to the Administrative Agent (and the Administrative Agent shall promptly provide to each Lender, by posting to Intralinks or otherwise): (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; provided, that the Borrower shall be deemed to have furnished said financial statements for purposes of this Section 6.1(a) once (i) the same shall have been made available on “EDGAR” (or any successor thereto) on the Borrower’s Annual Report on Form 10-K or on the Borrower’s home page on the worldwide web (which page is, as of the date of this Agreement, located at www.rentacenter.com) and (ii) the Borrower shall have sent the Administrative Agent notice thereof; (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto); provided, that the Borrower shall be deemed to have furnished said financial statements for purposes of this Section 6.1(b) once (i) the same shall have been made available on “EDGAR” (or any successor thereto) on the Borrower’s Quarterly Report on Form 10-Q or on the Borrower’s home page on the worldwide web (which page is, as of the date of this Agreement, located at www.rentacenter.com) and (ii) the Borrower shall have sent the Administrative Agent notice thereof; (c) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of earnings and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto); and (d) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Borrower, a Collateral Monitoring Template. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected 77 509265-1832-141352041-Active.21575686.1328267668.14

therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). 6.2 Certificates; Other Information. Furnish to the Administrative Agent: (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making under Section 7.1 the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate; (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a), (b) or (c), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the calendar month, fiscal quarter or fiscal year of the Borrower, as applicable, and (y) to the extent not previously disclosed to the Administrative Agent, a report describing each new Subsidiary of any Loan Party, any change in the name or jurisdiction of organization of any Loan Party and any new fee owned real property or material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date); (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income, resulting applicable financial covenant ratios and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year; provided, that delivery of the Report on Form 10-Q filed with the SEC with respect to such fiscal quarter shall be deemed to satisfy the foregoing requirement; (e) no later than five Business Days prior to the proposed date of effectiveness thereof, copies of any proposed amendment, supplement, waiver or other modification with respect to the Senior Unsecured Note Indenture if the effectiveness thereof requires the approval of any percentage of the holders of Indebtedness thereunder; (f) within five Business Days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities; 78 509265-1832-141352041-Active.21575686.1328267668.14

(g) as soon as available but in any event within 30 days of the end of each calendar month (or, at any time during a Weekly Borrowing Base Period, within three Business Days of the end of each calendar week), a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; (h) prior to any sale or other disposition (in one transaction or a series of related transactions) of assets that provide in excess of $20,000,000 of value to the Borrowing Base, a Borrowing Base Certificate (giving effect to such sale or other disposition) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; (i) as soon as available but in any event within 30 days of the end of each calendar month (or, at any time during a Weekly Borrowing Base Period, within three Business Days of the end of each calendar week), as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent: (i) a detailed aging of the Loan Parties’ Accounts in respect of installment sales, including all invoices aged by due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor; (ii) a schedule detailing the Loan Parties’ Inventory Held for Rent, in form satisfactory to the Administrative Agent, (1) by location (showing any such Inventory in transit and any such Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), (2) by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate, and (3) including a report of any variances or other results of Inventory counts performed by the Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrower and complaints and claims made against the Borrower); (iii) a schedule (in electronic form) detailing the Loan Parties’ Eligible Rental Agreements; (iv) a worksheet of calculations prepared by the Borrower to determine Eligible Installment Sales Accounts, Eligible Inventory Held for Rent and Eligible Rental Agreements, such worksheet detailing the Accounts arising from installment sales agreements excluded from Eligible Installment Sales Accounts, the Inventory Held for Rent excluded from Eligible Inventory Held for Rent and the rental agreements excluded from Eligible Rental Agreements and, in each case, the reason for such exclusion; (v) a reconciliation of the Borrower’s Eligible Installment Sales Accounts and Eligible Inventory Held for Rent between (A) the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i), (ii) and (iii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i), (ii) and (iii) above and the Borrowing Base Certificate delivered pursuant to Section 6.2(g) as of such date; and 79 509265-1832-141352041-Active.21575686.1328267668.14

(vi) a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement; (j) as soon as available but in any event within 30 days of the end of each calendar month, as of the month then ended (or, at any time during a Weekly Borrowing Base Period, within three Business Days of the end of each calendar week, as of the calendar week then ended), a schedule and aging of the Borrower’s accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent; (k) promptly upon the Administrative Agent’s request: (i) copies of invoices issued by the Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party; and (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties; and (l) promptly, (x) such additional financial and other information as any Lender may from time to time reasonably request. and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Information required to be delivered pursuant to subsection (d) or (f) of this Section 6.2 shall be deemed to have been delivered once (i) the same shall have been made available on “EDGAR” (or any successor thereto) on the Borrower’s annual report, quarterly report or current reports or on the Borrower’s home page on the worldwide web (which page is, as of the date of this Agreement, located at www.rentacenter.com) and (ii) the Borrower shall have sent the Administrative Agent notice thereof. 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be. 6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate (or similar) existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. 80 509265-1832-141352041-Active.21575686.1328267668.14

6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption expense coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business and as required pursuant to the Security Documents. Without limiting the foregoing, if at any time any Building (as defined in the Flood Insurance Laws) located on any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Loan Party to (A) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. 6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and subject to the provisions of Section 10.14, permit representatives of the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to each Loan Party’s assets for internal use by the Administrative Agent and the Lenders (“Reports”). The Loan Parties shall be responsible for the costs of expenses of one field examination during any 12-month period and one (1) additional field examination (for the total of two such field examinations during any 12-month period) conducted at any time after AvailabilityLiquidity falls below the greater of (i) $70,000,000 and (ii) 25% of the lesser of (x) the Total Revolving Commitments and (y) the Borrowing Base$60,000,000. Additionally, the Loan Parties shall be responsible for the costs and expenses of any field examinations conducted while a Specified Event of Default has occurred and is continuing. 6.7 Notices. Promptly give notice to the Administrative Agent (and the Administrative Agent shall promptly provide such notice to each Lender, by posting to Intralinks or otherwise) of: (a) the occurrence of any Default or Event of Default; (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that exists at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if reasonably expected to be adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which injunctive or similar relief is sought which could reasonably be expected to be granted and which, if granted, could reasonably be expected to have a Material Adverse Effect; (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with 81 509265-1832-141352041-Active.21575686.1328267668.14 respect to any Single Employer Plan; a failure to make any required contribution to a Plan or a Multiemployer Plan that, in each case, could reasonably be expected to have a Material Adverse Effect; a determination that any Single Employer Plan is in “at risk” status; the creation of any Lien in favor of the PBGC or a Single Employer Plan; any withdrawal from, or the termination of, any Single Employer Plan; any withdrawal from, or the termination or insolvency of, any Multiemployer Plan; or the determination that any Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA); or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the termination of any Single Employer Plan or Multiemployer Plan, or the insolvency any Multiemployer Plan; (e) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that Borrower or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Borrower or any of its Commonly Controlled Entities have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Borrower and/or its Commonly Controlled Entities shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and further provided, that the rights granted to the Administrative Agent in this section shall be exercised not more than once during a 12-month period; and (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.; and (g) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification. Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto. 6.8 Environmental Laws. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) comply with, and contractually require compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and contractually require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. 6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (v) Capital Stock issued by the Borrower, (w) any vehicles, aircraft, vessels, leasehold interests, foreign registrations related to Intellectual Property, and any immaterial inventory and equipment, (x) any property described in paragraph (b), (c) or 82 509265-1832-141352041-Active.21575686.1328267668.14

(d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(c) and (z) property acquired by any Specified Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent. (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $750,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(c) or (f) and (z) real property acquired by any Specified Subsidiary), within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) of the acquisition of such real property execute and/or deliver, as applicable, the items set forth in Section 6.12 with respect to such real property. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Closing Date until the date that is (i) if such Mortgaged Property relates to a property not located in a “special flood hazard area”, ten (10) Business Days or (ii) if such Mortgaged Property relates to a property located in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (x) a completed flood hazard determination from a third party vendor; (y) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (z) if required by Flood Insurance Laws, evidence of required flood insurance; provided, that in the case of both (i) and (ii), if Bank of America, N.A. provides written notice to the Administrative Agent before the expiration of the applicable period that its flood insurance due diligence and/or flood insurance compliance has not been completed, together with reasonable supporting detail regarding such non-completion, such period shall be extended until such time that the Administrative Agent shall have received written confirmation from such bank (or banks) that flood insurance due diligence and flood insurance compliance have been completed by such banks (or banks) (such written confirmation not to be unreasonably withheld, conditioned or delayed). (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary or a Permitted Non-Guarantor Subsidiary but shall exclude the Insurance Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party (except Capital Stock constituting Investments permitted under Section 7.8(g) or (j)), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock (or other transfer) powers, in blank, executed and delivered by a duly authorized officer of such Loan Party and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law 83 509265-1832-141352041-Active.21575686.1328267668.14

or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments; provided, that such new Subsidiary shall not be required to comply with the requirements of clause (iii) above if (w) such Subsidiary is not a Wholly Owned Subsidiary, (x) the Investment in such Subsidiary is permitted under Section 7.8(h), (y) such Subsidiary promptly notifies the Administrative Agent in writing of its election not to comply with the requirements of clause (iii) above and (z) such Subsidiary, together with each other Subsidiary that elects not to comply with the requirements of clause (iii) above, represents, as of the date of such notice under the foregoing clause (y), (1) less than 10% of the consolidated total assets of the Borrower and its Subsidiaries as of the most recently ended calendar month of the Borrower, (2) less than 10% of the consolidated total revenues of the Borrower and its Subsidiaries for the 12 calendar months of the Borrower most recently ended, and (3) less than 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries for the 12 calendar months of the Borrower most recently ended, in each case as determined on a consolidated basis in conformity with GAAP consistently applied (any such new Subsidiary, a “Permitted Non-Guarantor Subsidiary”). (d) With respect to any new Foreign Subsidiary that is a first tier Foreign Subsidiary and that is created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Specified Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any Domestic Subsidiaries (provided, that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock (or other transfer) powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein; provided, that the Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 6.9(d) if the Administrative Agent, in its sole discretion, determines the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby. 6.10 Permitted Acquisitions. Deliver to the Lenders, within 30 Business Days after the closing date of any Permitted Acquisition involving a Purchase Price greater than or equal to $75,000,000, each of the following: (a) a description of the property, assets and/or equity interest being purchased, in reasonable detail; (b) a copy of the purchase agreement pursuant to which such acquisition was or is to be consummated or a term sheet or other description setting forth the essential terms and the basic structure of such acquisition; (c) projected statements of income for the entity that is being acquired (or the assets, if an acquisition of assets) for at least a two-year period following such acquisition (including a summary of assumptions or pro forma adjustments for such projections); (d) to the extent made available to the Borrower, historical financial statements for the entity that is being acquired (or the assets, if an acquisition of assets) (including balance sheets and statements of income, retained earnings and cash flows for at least a two-year period prior to such acquisition); and (e) confirmation, supported by detailed calculations, that the Borrower and its Subsidiaries would have been in compliance with all the covenants in Section 7.1 for the calendar month ending immediately prior to the consummation of such acquisition, with such compliance determined on a pro forma basis as if such acquisition had been consummated on the first day of the Reference Period ending on the last day of such calendar month. 6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the 84 509265-1832-141352041-Active.21575686.1328267668.14

rights of the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property, rights or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. 6.12 Real Property Mortgages. (a) Within 90 days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion) with respect to any Mortgaged Property owned in fee simple by any Loan Party on the Closing Date: (i) Mortgages; Fixture Filings. A Mortgage encumbering such Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of the appropriate Clerk of Court of the County where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as may be necessary or advisable in connection with the recording or filing thereof to create a lien under applicable laws, and such financing statements and other instruments as may be necessary or advisable to grant a mortgage or deed of trust lien under the laws of the applicable jurisdiction on the Mortgaged Property and fixtures located thereon; (ii) Consents and Approvals. Such consents, approvals, assignments, amendments, supplements, estoppels, tenant subordination agreements, non-disturbance agreements or other instruments as may be reasonably necessary or advisable in order for the applicable Loan Party to grant the Lien of the Mortgage with respect thereto; (iii) Title Insurance Policies. A policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) (a “Title Policy”) insuring the Lien of such Mortgage as a valid first mortgage or deed of trust Lien on the Mortgaged Property described therein in an amount not less than the estimated fair market value of such Mortgaged Property as reasonably determined by the Borrower and, if applicable, which Title Policy shall (A) be issued by a nationally-recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”), (B) include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (C) be supplemented by a “tie-in” or “aggregation” endorsement, if available under applicable law, and such other endorsements as may reasonably be requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, zoning, contiguity, revolving credit, doing business, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions) if available under applicable law, and (D) contain no exceptions to title other than Liens permitted by Section 7.3 and other exceptions acceptable to the Administrative Agent in its sole discretion; (iv) Affidavits and Other Information. Such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” 85 509265-1832-141352041-Active.21575686.1328267668.14

indemnification) as may be required to induce the Title Company to issue the Title Policies and endorsements contemplated above; (v) Payment of Title Fees and Premiums. Evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies and endorsements contemplated above; (vi) Leases. Copies of all leases (or other agreements relating to possessory interests, if any) affecting such Mortgaged Property pursuant to which any Loan Party holds the lessor’s (or other grantor’s or licensor’s) interest, which agreement shall, if so requested by the Administrative Agent, be subordinate to the Lien of the applicable Mortgage, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Administrative Agent; (vii) Opinions. Favorable written opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (i) where such Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage on such Mortgaged Property is organized, regarding the due execution, delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent; and (viii) Surveys. A survey of such Mortgaged Property that is (A) (w) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (x) certified to the Administrative Agent and the Title Company, (y) compliant with the minimum requirements of the American Land Title Association as such requirements are in effect on the date of preparation thereof and (z) sufficient for the Title Company to remove the standard survey exception from the applicable Title Policy and to provide reasonable and customary survey-related endorsements thereto or (B) otherwise acceptable to the Administrative Agent (a “Survey”); provided, however, that a Survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company and (y) the Title Company removes the standard survey exception from the applicable Title Policy and provides reasonable and customary survey-related endorsements thereto. (b) Within 90 days after the Fifth Amendment Effective Date (which period may be extended in the reasonable discretion of the Administrative Agent upon the request of the Borrower), the Borrower or the relevant Loan Party shall deliver to the Administrative Agent either: (i) written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Original Credit Agreement, as amended pursuant to Fifth Amendment, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued 86 509265-1832-141352041-Active.21575686.1328267668.14

enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Original Credit Agreement, as amended pursuant to the Fifth Amendment, for the benefit of the Secured Parties; or (ii) with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (a “Mortgage Amendment”) duly executed and acknowledged by the Borrower or the relevant Loan Party, and in form for recording in the recording office where the Mortgage was recorded, together with such certificates or affidavits as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent; (iii) with respect to each Mortgage Amendment, a title search, and if available, a T-38 endorsement to the existing title policy relating to the Mortgage encumbering the Mortgaged Property (a “Title Policy Endorsement”) free and clear of all defects, encumbrances and liens except Permitted Encumbrances and each such Title Policy Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; (iv) with respect to each Mortgage Amendment, customary legal opinions of local counsel for the Borrower or relevant Loan Party in form and substance reasonably satisfactory to the Administrative Agent; and (v) evidence acceptable to the Administrative Agent of payment by the Borrower or relevant Loan Party of all applicable title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, and expenses required for the recording of the Mortgage Amendment and issuance of the Title Policy Endorsement. 6.13 Appraisals. At any time that the Administrative Agent requests, the Borrower will, and will cause each Subsidiary to, provide the Administrative Agent with appraisals or updates thereof of its Inventory and Rental Agreement Portfolio from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information required by any applicable Requirement of Law. The Loan Parties shall be responsible for the costs of expenses of one Inventory and Rental Agreement Portfolio appraisal during any 12-month period and (a) during the first 12 months ending after the Fourth Amendment Effective Date, one (1) additional Inventory and Rental Agreement Portfolio appraisal (for a total of two such Inventory and Rental Agreement Portfolio appraisals during such 12-month period) and (b) one (1) additional Inventory and Rental Agreement Portfolio appraisal (for a total of two such Inventory and Rental Agreement Portfolio appraisals during any 12-month period (other than the first 12 months ending after the Fourth Amendment Effective Date) and a total of three such Inventory and Rental Agreement Portfolio appraisals during the first 12 months ending after the Fourth Amendment Effective Date) conducted at any time after AvailabilityLiquidity falls below the greater of (i) $70,000,000 and (ii) 25% of the lesser of (x) the Total Revolving Commitments and (y) the Borrowing Base$60,000,000. Additionally, the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while a Specified Event of Default has occurred and is continuing. 6.14 Rental and Sales Agreements. (a) From and after the date that is 90 days after the Fourth Amendment Effective Date, any new rental agreements entered into by a Loan Party with a customer of such Loan Party and any new installment sales agreements entered into by a Loan Party with a customer of such Loan Party (the foregoing agreements, the “Subject Agreements”) shall be promptly delivered either (i) to the Specified Location or (ii) to the Administrative Agent (or a designee thereof), and 87 509265-1832-141352041-Active.21575686.1328267668.14

if so delivered to the Administrative Agent (or a designee thereof), duly indorsed in a manner reasonably satisfactory to the Administrative Agent. For so long as any Subject Agreements are located at the Specified Location, (x) the Subject Agreement shall be kept under lock and key and only the Designated Contacts shall have keys, (y) such Specified Location shall be subject to a Collateral Access Agreement and (z) the Borrower shall permit representatives of the Administrative Agent, upon reasonable prior notice, to visit the Specified Location and inspect the Subject Agreements. (b) From and after the date that is 90 days after the Fourth Amendment Effective Date, the Borrower shall ensure that any new Subject Agreements bear the following legend: “This writing and the obligations evidenced hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as Administrative Agent.” 6.15 Deposit Account Control Agreements; Insurance. Within 90 days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree), the Administrative Agent shall have received (a) each Deposit Account Control Agreement required to be provided pursuant to Section 5.13 of the Guarantee and Collateral Agreement and (b) evidence of insurance in respect of the Inventory of the Loan Parties, which insurance shall be with financially sound and reputable insurance companies and in at least such amounts as reasonably satisfactory to the Administrative Agent in its Permitted Discretion. SECTION 7. NEGATIVE COVENANTS The Borrower hereby agrees that, so long as any Revolving Commitment remains in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: 7.1 Consolidated Fixed Charge Coverage Ratio.. Permit, as of the last day of any calendar month of the Borrower (the “Reference Month”) (each date on which the foregoing is tested, a “Test Date”), the Consolidated Fixed Charge Coverage Ratio as of the last day of the period of 12 consecutive months of the Borrower ending on such Reference Month to be less than 1.10:1.00; provided that the sole consequence of the breach of this Section 7.1 shall be that a Minimum AvailabilityLiquidity Period shall result. 7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party pursuant to any Loan Document; (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary, (ii) Indebtedness of the Borrower and of any Subsidiary to the Insurance Subsidiary in an aggregate principal amount not to exceed $75,000,000 at any time outstanding that cannot be subordinated to the obligations of such Loan Party under the Loan Documents for regulatory reasons or would cause the carrying value for regulatory valuation purposes to be decreased, (iii) Indebtedness of the Insurance Subsidiary permitted by Section 7.8(f) and (iv) Indebtedness of any Foreign Subsidiary to the Borrower or any other Subsidiary resulting from Investments made pursuant to Section 7.8(h); (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any (i) Wholly Owned Subsidiary Guarantor, (ii) any Foreign Subsidiary which Guarantee Obligations are outstanding on the Fifth Amendment 88 509265-1832-141352041-Active.21575686.1328267668.14

Effective Date (and if the underlying obligation that is so guaranteed is renewed, refinanced or replaced, Guarantee Obligations in respect of such renewed, refinanced or replaced obligation so long as the amount so guaranteed is either not increased or such increase is permitted (and constitutes a usage) under clause (iii) below) or (iii) any Foreign Subsidiary in an aggregate outstanding amount (with respect to this clause (iii)) not to exceed $10,000,000 at any time outstanding; (d) Indebtedness (other than the Indebtedness referred to in Section 7.2(b), (e), (f), (h) and (j)) outstanding on the ClosingFifth Amendment Effective Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity or any scheduled amortization date of, the principal amount (or any amortization payment amount) thereof (and such amounts resulting from the reasonable fees and expenses actually paid and by accrued and unpaid interest and premium paid in connection with any such refinancing, refunding, renewal or extension)); (e) Indebtedness (including, without limitation, Capital Lease Obligations, mortgage financings and purchase money obligations) secured by Liens permitted by Section 7.3(c), which Indebtedness is either (i) outstanding on the FourthFifth Amendment Effective Date (or constitutes a renewal, refinancing or replacement of such Indebtedness so long as the aggregate principal amount of Indebtedness is not increased or such increase is permitted (and constitutes a usage) under clause (ii) below) or (ii) in an aggregate outstanding amount not to exceed $10,000,000; (f) (i) subject to pro forma compliance with Section 7.1 (as demonstrated in a written certificate delivered to the Administrative Agent prior to the issuance thereof), unsecured subordinated notes of the Borrower that (x) have no scheduled principal payments prior to the date that is one year after the latest maturity date for Loans hereunder that is in effect on the date of issuance of such subordinated notes and (y) have terms (including subordination terms, but excluding the interest rate) no less favorable in any material respect to the Borrower and its Subsidiaries (taken as a whole) and the Lenders (taken as a whole) than those applicable to offerings of “high-yield” subordinated debt by similar issuers of similar debt at or about the same time, as evidenced by written advice of the Borrower’s financial advisors of recognized national standing, and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness incurred pursuant to clause (i) above, provided, that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the subordinated notes issued pursuant to clause (i) above; (g) Assumed Indebtedness incurred pursuant to Permitted Acquisitions consummated after the Closing Date in an aggregate amount not to exceed $100,000,000 at any time outstanding; (h) Guarantee Obligations of the Borrower or any Subsidiary in respect of Indebtedness of franchisees not to exceed $25,000,000 at any one time outstanding; (i) Indebtedness in connection with any Sale/Leaseback Transaction permitted by Section 7.11; (j) Indebtedness of RAC East, the Borrower and its other Subsidiaries to INTRUST Bank, N.A. pursuant to a line of credit in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); and 89 509265-1832-141352041-Active.21575686.1328267668.14

(k) additional Indebtedness of the Borrower or any of its Subsidiaries so long as (i) the aggregate principal amount of such Indebtedness incurred by the Borrower and all Subsidiaries (excluding Guarantee Obligations of any Subsidiary Guarantor in respect of any Senior Unsecured Notes) shall not exceed $250,000,000 at any one time outstanding and (ii) the aggregate principal amount of such Indebtedness incurred by all Subsidiaries (excluding Guarantee Obligations of any Subsidiary Guarantor in respect of any Senior Unsecured Notes) shall not exceed $50,000,000 at any one time outstanding. 7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for: (a) Permitted Encumbrances; (b) Liens in existence on the ClosingFifth Amendment Effective Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided, that no such Lien is spread to cover any additional property after the Closing Date (other than “products” and “proceeds” thereof, as each such term is defined in the Uniform Commercial Code of the State of New York) and that the amount of Indebtedness secured thereby is not increased; (c) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided, that (i) such Liens (other than in the case of Liens refinancing Indebtedness permitted under Section 7.2(e)) shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (including the “products” and “proceeds” thereof, as each such term is defined in the Uniform Commercial Code of the State of New York) and (iii) the amount of Indebtedness secured thereby is not increased; (d) Liens created pursuant to the Security Documents; (e) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased; (f) Liens on the property, rights or assets of an Acquired Business occurring or arising after the Closing Date and securing Assumed Indebtedness in an amount not to exceed $50,000,000, provided, that such Liens (i) were not incurred in contemplation of the Permitted Acquisition consummated in conjunction with the assumption of such Assumed Indebtedness and (ii) do not encumber any property other than the property acquired pursuant to such acquisition; (g) Liens of securities intermediaries and depository banks on the accounts held by them to secure the payment of fees and expenses payable to them in respect of the maintenance of such accounts; (h) Liens on Margin Capital Stock that is held by the Borrower as treasury stock or that is held by any of its Subsidiaries; and (i) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time. 90 509265-1832-141352041-Active.21575686.1328267668.14

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, orconsummate a Division as the Dividing Person, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that: (a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any other Person (provided, that a Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary; (b) (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) any Foreign Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary; and (c) any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Wholly Owned Subsidiary Guarantors at such time; and (cd) (i) any Permitted Acquisition may be structured as a merger with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided, that the continuing or surviving corporation is or becomes a Wholly Owned Subsidiary Guarantor) and (ii) any Permitted Acquisition consummated by a Foreign Subsidiary may be structured as a merger with or into any Foreign Subsidiary (provided, that the continuing or surviving corporation is or becomes a Foreign Subsidiary). 7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except: (a) the Disposition of obsolete or worn out property in the ordinary course of business; (b) the sale of inventory in the ordinary course of business; (c) Dispositions (i) by the Borrower of any of its assets to any Wholly Owned Subsidiary Guarantor, (ii) by any Subsidiary of the Borrower of any of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor, (iii) by any Subsidiary of patent, trademark or copyright registrations under laws of any nation other than the United States to any other Subsidiary and (iv) by any Foreign Subsidiary to any other Foreign Subsidiary; (d) the sale or issuance of (i) any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) any Foreign Subsidiary’s Capital Stock to any other Foreign Subsidiary; (e) the Disposition in any fiscal year of other property (other than the Borrower’s corporate headquarters in Plano, Texas) having a fair market value not to exceed, as of the last day of the immediately preceding fiscal year for any fiscal year of the Borrower, 5% of Consolidated 91 509265-1832-141352041-Active.21575686.1328267668.14

Total Assets; provided that the requirements of Section 2.11(b) are complied with in connection therewith; (f) Dispositions referred to in Sections 7.8(f), (g) and (j); (g) Dispositions to or by the Insurance Subsidiary of Capital Stock of the Borrower; (h) Dispositions to or by the Insurance Subsidiary of Indebtedness described in Section 7.2(b) to the Borrower or any Wholly Owned Subsidiary Guarantor; (i) Dispositions by the Insurance Subsidiary effected solely for the purpose of liquidating assets in order to permit the Insurance Subsidiary to pay expenses and to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such Dispositions; (j) Dispositions of Margin Capital Stock that is held as treasury stock by the Borrower or that is held by any of its Subsidiaries; and (k) the Disposition of stores in a swap transaction for fair market value so long as the Net Cash Effect in any fiscal year of the Borrower does not exceed $5,000,000. 7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in (i) common stock of the Person making such dividend or (ii) the same class of Capital Stock of the Person making such dividend on which such dividend is being declared or paid, other than, in any such case, Disqualified Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that: (a) (i) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) any Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary; (b) so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom, the Borrower may declare and make regularly scheduled dividends (“dividends”) with respect to its Capital Stock as follows: if, after giving pro forma effect to such dividends, the Consolidated Senior Leverage Ratio as of the last day of the most recent calendar month for which the relevant financial information available is: (i) less than or equal to 2.50 to 1.00, then such dividends shall not exceed $25,000,000 in the aggregate in any fiscal year of the Borrower; (ii) less than or equal to 3.75 to 1.00 and is greater than 2.50 to 1.00, then such dividends shall not exceed $20,000,000 in the aggregate in any fiscal year of the Borrower, when taken together with the dividends made pursuant to Section 7.6(b)(i) in such fiscal year; and (iii) greater than 3.75 to 1.00, then such dividends shall not exceed $15,000,000 in the aggregate in any fiscal year of the Borrower, when taken together with the dividends made pursuant to Section 7.6(b)(i) and Section 7.6(b)(ii) in such fiscal year; 92 509265-1832-141352041-Active.21575686.1328267668.14

(c) [Reserved]; (d) the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in an amount not to exceed (when taken together with the amount of cash Dispositions made pursuant to Section 7.5(i)) the amount necessary to (i) pay operating costs and expenses of the Insurance Subsidiary incurred in the ordinary course of business (not to exceed $250,000 per fiscal year of the Borrower) and (ii) permit the Insurance Subsidiary to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such repurchase; and (e) the Insurance Subsidiary may purchase shares of the common stock of the Borrower from the Borrower or any Subsidiary. 7.7 Capital Expenditures. Make or commit to make any Capital Expenditure (Expansion) if, after giving pro forma effect thereto, the Consolidated Total Leverage Ratio as of the last day of the most recent calendar month for which the relevant financial information is available is greater than 3.00 to 1.00, except Capital Expenditures (Expansion) of the Borrower and its Subsidiaries during such fiscal year (including Capital Expenditures (Expansion) when this restriction is not in effect) in an aggregate amount not to exceed $100,000,000. 7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger or Division), any other Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit in the ordinary course of business; (b) investments in Cash Equivalents; (c) Guarantee Obligations permitted by Section 7.2; (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding; (e) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to and after giving effect to such Investment and any related transactions, is a Wholly Owned Subsidiary Guarantor; (f) Investments made on or after the Closing Date in the Insurance Subsidiary to the extent required to meet regulatory capital guidelines, policies or rules in an amount not to exceed $35,000,000 in the aggregate; (g) Investments in the Insurance Subsidiary consisting of the contribution of common stock of the Borrower and Investments by the Insurance Subsidiary in the common stock of the Borrower; (h) Investments, including Permitted Acquisitions, so long as the Borrower has either (i) (A) immediately after giving effect to and at all times during the 20-day period immediately 93 509265-1832-141352041-Active.21575686.1328267668.14

prior to such Investment, Availability (calculated on a pro forma basis after giving effect to such Investment (as if such Investment had occurred on the first day of such period)) of not less than the greater of (x) 20% of the lesser of (1) the Total Revolving Commitments and (2) the Borrowing Base in effect at such time and (y) $72,500,000 and (B) a Consolidated Fixed Charge Coverage Ratio for the trailing 12 calendar months calculated on a pro forma basis after giving effect to such Investment of not less than 1.1:1.0 or (ii) immediately after giving effect to and at all times during the 20-day period immediately prior to such Investment, Availability (calculated on a pro forma basis after giving effect to such Investment (as if such Investment had occurred on the first day of such period)) of not less than the greater of (x) 35% of the lesser of (1) the Total Revolving Commitments and (2) the Borrowing Base and (y) $125,000,000; (i) Investments by the Insurance Subsidiary in indebtedness of the Borrower and the Wholly Owned Subsidiary Guarantors described in Section 7.2(b); (j) Investments in the Insurance Subsidiary in amounts not to exceed, in any fiscal year of the Borrower, the lesser of (x) $75,000,000 and (y) the amount that will appear as an expense for self-insurance costs on the Borrower’s consolidated income statement; and (k) acquisitions of stores in a swap transaction by Loan Parties so long as the Net Cash Effect in any fiscal year of the Borrower does not exceed $5,000,000. 7.9 Payments and Modifications of Certain Debt Instruments and Qualified Preferred Stock. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes or the Senior Unsecured Notes, other than interest payments expressly required by the terms thereof and other than pursuant to prepayments or repayments thereof with the proceeds of Senior Subordinated Notes or, in the case of the Senior Unsecured Notes, with the proceeds of other Senior Unsecured Notes. (b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture if, after giving effect thereto, the relevant Senior Subordinated Notes would cease to satisfy the requirements of Section 7.2(f), other than the requirement to be in pro forma compliance with Section 7.1. (c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Notes or the Senior Unsecured Note Indenture if, after giving effect thereto, the relevant Senior Unsecured Notes would cease to satisfy the requirements of the definition of “Senior Unsecured Notes” (other than, for the avoidance of doubt, the last sentence of the definition thereof). (d) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Qualified Preferred Stock if, after giving effect thereto, the relevant Qualified Preferred Stock would cease to satisfy the requirements of the definition thereof, other than the requirement to be in pro forma compliance with Section 7.1. (e) Designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (howsoever defined) for the purposes of the Senior Subordinated Note Indenture. 7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, 94 509265-1832-141352041-Active.21575686.1328267668.14

advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, provided, that the foregoing limitation shall not apply to (i) Investments, Dispositions or Restricted Payments involving the Insurance Subsidiary to the extent expressly permitted by this Agreement or (ii) Restricted Payments that are permitted by Section 7.6 hereof. 7.11 Sales/Leaseback Transactions. Enter into any Sale/Leaseback Transaction other than with respect to any assets disposed of pursuant to Section 7.5(e) or (k). 7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining calendar months or fiscal quarters. 7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than the Insurance Subsidiary) to create, incur, assume or suffer to exist any Lien upon any of its property (other than Margin Capital Stock that is held by the Borrower as treasury stock or that is held by any of its Subsidiaries) or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreement governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof), (c) any agreement acquired pursuant to a Permitted Acquisition that restricts assignment of such acquired agreement, provided, that such restrictions on assignment were not entered into in contemplation of or in connection with such Permitted Acquisition and (d) any agreement governing any other Indebtedness permitted under Section 7.2 and owed to Persons that are not Subsidiaries of the Borrower, provided, that such agreement does not impair the ability of the Loan Parties to comply with Section 6.9. 7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) restrictions in effect on the Closing Date and listed on Schedule 7.14, (iii) in the case of clause (c) above, customary non-assignment clauses in leases and other contracts entered into in the ordinary course of business, (iv) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (v) restrictions with respect to a Subsidiary acquired pursuant to a Permitted Acquisition (provided, that such restrictions were not entered into in contemplation of or in connection with such Permitted Acquisition) and restrictions with respect to a Foreign Subsidiary arising under applicable law, (vi) consensual arrangements with insurance regulators with respect to the Insurance Subsidiary and (vii) restrictions applicable to Foreign Subsidiaries arising with respect to Indebtedness of Foreign Subsidiaries permitted pursuant to Section 7.2. 7.15 Lines of Business. (a) In the case of the Borrower and its Subsidiaries (other than the Insurance Subsidiary), enter into any business, either directly or through any Subsidiary, except for (i) those businesses in which the Borrower or any of its Subsidiaries are engaged on the Closing Date, (ii) any 95 509265-1832-141352041-Active.21575686.1328267668.14

business associated with servicing loans to franchisees of the Borrower or its Subsidiaries, (iii) any business involved in or associated with servicing furniture, appliances, electronics, computers or other similar items or (iv) any business reasonably related or incidental to any of the businesses described above. (b) In the case of the Insurance Subsidiary, enter into any business, except for providing insurance services to the Borrower and its Subsidiaries and activities reasonably related thereto. 7.16 Use of Proceeds. Use, and the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 7.17 Chattel Paper. Provide any Person other than the Administrative Agent (or a designee of the Administrative Agent) with (i) possession of tangible chattel paper or (ii) control over electronic chattel paper, in each case within the meaning of the Uniform Commercial Code as in effect in New York. SECTION 8. EVENTS OF DEFAULT If any of the following events shall occur and be continuing: (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 (other than Section 7.1) of this Agreement or Section 5.8(b) of the Guarantee and Collateral Agreement; or (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than Section 7.1) or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of (i) three Business Days if such breach relates to terms or provisions of Section 6.2(g) or (ii) 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of 96 509265-1832-141352041-Active.21575686.1328267668.14

any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, repurchased, redeemed or defeased; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 406 and 408 of ERISA or Section 4975 of the Code) involving any Plan with respect to which the Borrower or any Commonly Controlled Entity is liable; (ii) any failure to meet the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity; (iii) a Single Employer Plan shall be determined to be, or be expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) a Reportable Event shall occur with respect to, or proceedings shall commence under Title IV of ERISA to have a trustee appointed, or a trustee shall be appointed under Title IV of ERISA, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan in a distress termination under Section 4041(c) of ERISA; (v) any Single Employer Plan shall terminate in a “distress termination” or an “involuntary termination,” as such terms are defined in Title IV of ERISA; (vi) the Borrower or any Commonly Controlled Entity shall, or could reasonably be expected to, incur 97 509265-1832-141352041-Active.21575686.1328267668.14 any liability in connection with (x) any withdrawal from a Single Employer Plan or a Multiemployer Plan, or (y) insolvency of, a Multiemployer Plan or any determination that such Multiemployer Plan is in endangered or critical status; or (vii) any other event or condition shall occur or exist with respect to a Plan or Multiemployer Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 30 days from the entry thereof; or (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than, with respect to the guarantee of a Subsidiary, (i) as a result of a merger of such Subsidiary into the Borrower in accordance with the terms of this Agreement or (ii) as a result of a release pursuant to Section 8.15(b) of the Guarantee and Collateral Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or (k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall at any time become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d) 3 and 13(d) 5 under the Exchange Act), directly or indirectly, of a percentage equal to 35% or more of the Voting Stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (iii) a Specified Change of Control shall occur or (iv) the Borrower shall cease to own, directly or indirectly, 100% of the Voting Stock of RAC East or Rent-A-Center West, Inc.; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority FacilityRequired Lenders in respect of the Revolving Facility, the Administrative Agent may, or upon the request of the Majority FacilityRequired Lenders in respect of the Revolving Facility, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately 98 509265-1832-141352041-Active.21575686.1328267668.14

become due and payable; provided, that a breach of Section 7.1 shall not constitute an Event of Default for the Term Facility unless (A) the Revolving Loans have been accelerated or the Revolving Commitments have been terminated by the Majority Facility Lenders in respect of the Revolving Facility or (B)(i) such default results in a cross-default to other Indebtedness that exceeds in the aggregate $50,000,000, (ii) such Indebtedness is accelerated and (iii) such acceleration would otherwise cause a default with respect to the Term Facility. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind (other than notices expressly required pursuant to this Agreement and any other Loan Document) are hereby expressly waived by the Borrower. SECTION 9. THE AGENTS 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. 9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful 99 509265-1832-141352041-Active.21575686.1328267668.14

misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at 100 509265-1832-141352041-Active.21575686.1328267668.14

the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. 9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. 9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity. 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If (a) the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents or (b) either (i) the Administrative Agent is a Lender and is a Defaulting Lender or (ii) the Administrative Agent is not a Lender and satisfies the circumstances described in clause (b) of the definition of Defaulting Lender, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, delayed or conditioned), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation or its designation as a Defaulting Lender, the retiring Administrative Agent’s resignation or removal shall 101 509265-1832-141352041-Active.21575686.1328267668.14

nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation or removal as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. 9.10 Authorization to Release Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or vote or consent of any Lender, except as expressly required by Section 10.1, or any affiliate of any Lender that is a party to any Specified Swap Agreement or is a provider of Banking Services) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 and the Administrative Agent shall do so if so requested. 9.11 Co-Syndication Agents, Co-Documentation Agents and Lead Arrangers. The Co-Syndication Agents, the Co-Documentation Agents and the Lead Arrangers shall not have any duties or responsibilities hereunder in their respective capacities as such. 9.12 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments 102 509265-1832-141352041-Active.21575686.1328267668.14

issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 10. MISCELLANEOUS 10.1 Amendments and Waivers. Subject to Section 2.16(b), Nneither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive, reduce, extend or waive the principal amount or extend or waive the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend or waive the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend or waive the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority FacilityRequired Lenders with respect to any Facilityor Supermajority Lenders without the written consent of all Lenders under such Facility; (iv) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the rights or duties of the Administrative Agent without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3 or 2.6 without the written consent of the Swingline Lender; (vi) amend, modify or waive any provision of Section 3 without the written consent of the applicable Issuing Lender; or (vii) amend, modify or waive any provision of Section 2.17modify the definition of “Borrowing Base” or any direct or indirect component definition thereof that has the effect of increasing Availability, in each case without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; provided further that the financial covenants set forth in Section 7.1 may only be amended, modified, supplemented or waived solely with the consent of the Majority Facility Lenders in respect of the Revolving FacilitySupermajority 103 509265-1832-141352041-Active.21575686.1328267668.14

Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, this Agreement may be amended to the extent necessary to facilitate the making of Incremental Revolving Loans in an aggregate principal amount of up to $250,000,000100,000,000 pursuant to Sections 2.1(c) and 2.2(b) and matters related thereto upon (a) execution and delivery by the Borrower, the Administrative Agent and each Lender providing Incremental Revolving Loans of an Increased Term Facility Activation Notice or an Increased Revolving Facility Activation Notice, as the case may be, and (b) delivery of such other documents with respect thereto as the Administrative Agent may reasonably request. In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders. In addition, nNotwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term LoansRevolving Commitments (as defined below) to permit the refinancing, replacement or modification of all (but not less than all) outstanding Term Loans (“Refinanced Term LoansRevolving Commitments (“Replaced Revolving Commitments”) with a replacement term loanrevolving facility hereunder (“Replacement Term LoansRevolving Commitments”), provided, that (ai) the aggregate principal amount of such Replacement Term LoansRevolving Commitments shall not exceed the aggregate principal amount of such Refinanced Term Loans, plus any reasonable fees and expenses actually paid and accrued and unpaid interest and premium paid in connection with any such refinancing, replacement or modificationthe Replaced Revolving Commitments, (bii) the Applicable Margin for the loans with respect to such Replacement Term LoansRevolving Commitments shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the relevant Term Loans in effect immediately prior to such refinancing. The election by any Lender to provide or participate in the Replacement Term Loans shall not obligate any other Lender to so provide or participate. The Borrower shall pay to any Lender who elects not to provide or participate in any Replacement Term Loans an amount equal to the relevant outstanding Term Loans (plus any accrued and unpaid interest or other amounts due in connection therewith) held by such Lender prior to or simultaneously with any refinancing, replacement or modification of relevant outstanding Term Loans hereunder.the loans with respect to such Replaced Revolving Commitments, (iii) the termination date of such Replacement Revolving Commitments shall be no earlier than the termination date of the Replaced Revolving Commitments and (iv) the outstanding Loans of any Lender that will not hold a Replacement Revolving Commitment shall be paid in 104 509265-1832-141352041-Active.21575686.1328267668.14

full, the Commitments of such Lender shall be terminated or replaced and such Lender shall be released from its obligations under this Agreement. Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document. 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent or Assignment and Assumption (as applicable) in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto: The Borrower: Rent-A-Center, Inc. 5501 Headquarters Drive Plano, Texas 75024 Attention: Chief Financial Officer Telecopy: (972) 943-0113 Telephone: (972) 801-1100 and Rent-A-Center, Inc. 5501 Headquarters Drive Plano, Texas 75024 Attention: General Counsel Telecopy: (972) 801-1476 Telephone: (972) 801-1100 with copies to: Winston & Strawn LLP 2501 N. Harwood St., 17th Floor Dallas, Texas 75201 Attention: Thomas W. Hughes Telecopy: (214) 453-6400 Telephone: (214) 453-6500 The Administrative Agent and to JPMorgan Chase Bank, as Issuing Lender: JPMorgan Chase Bank, N.A. Asset Based Lending Operations 10 South Dearborn, Floor L2 Chicago, IL 60603-2003 Attention: Maria Teodoro Telecopy: (312) 377- 1100 Telephone: (312) 732-7592 105 509265-1832-141352041-Active.21575686.1328267668.14

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. 10.5 Payment of Expenses and Taxes. (a) The Borrower agrees (i) to pay or reimburse the Administrative Agent and eachthe Lead Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Revolving Facilitiesy, the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the reasonable fees, disbursements and other charges of one outside counsel for the Administrative Agent and, if reasonably necessary, of one local counsel and one applicable regulatory counsel in each relevant material jurisdiction to all such Persons) and filing and recording fees and expenses and the charges of Intralinks, in each case from time to time on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate and (ii) to pay or reimburse each Lender and the Administrative Agent (in the case of each Lender, after the occurrence and during the continuance of an Event of Default) for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the fees, disbursements and other charges of one outside counsel for the Administrative Agent and one outside counsel for the Lenders and, solely in the case of a conflict of interest, one additional counsel for all affected Persons that are similarly situated (and, if reasonably necessary, of one local counsel and one applicable regulatory counsel in each relevant material jurisdiction for all such Persons)). Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (i) appraisals and insurance reviews; (ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the 106 509265-1832-141352041-Active.21575686.1328267668.14

reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent; (iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent; (iv) Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. (b) The Borrower agrees to pay, indemnify, and hold each Lender, each Lead Arranger, each Agent, their respective affiliates, the officers, directors, trustees, employees, agents and controlling persons of any of the foregoing and investment advisors who manage a Lender (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the arrangement, execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or arising in connection with any transactions relating to the foregoing, including any of the foregoing relating to the use of proceeds of the Loans or any Letter of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons without the consent of the Indemnitee or any action or proceeding brought by any Loan Party or representative of a Loan Party and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach by such Indemnitee of its obligations under this Agreement; provided, further, that this Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 Business Days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer (Telephone No. 972-801-1100) (Telecopy No. 972-943-0113), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder. 107 509265-1832-141352041-Active.21575686.1328267668.14

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the applicable Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”), other than a natural person, a Defaulting Lender or the Borrower or any of its Affiliates, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent of: (A) the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), provided, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof; (B) the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and (C) in the case of assignments of Revolving Commitments, each Issuing Lender. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans under anythe Revolving Facility, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or in the case of the Term Loans or Incremental Term Loans, $1,000,000), in each case unless each of the Borrower and the Administrative Agent otherwise consent, provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with multiple, simultaneous assignments); and 108 509265-1832-141352041-Active.21575686.1328267668.14

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire. For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent manifest error, the entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than to a natural person, a Defaulting Lender or the Borrower or any of its Affiliates (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such 109 509265-1832-141352041-Active.21575686.1328267668.14 agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.19(e) (it being understood that the documentation required under Section 2.19(e) shall be delivered to the participating Lender)) and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (ii) Notwithstanding anything to the contrary, a Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Without limiting the foregoing, no Participant shall be entitled to the benefits of Section 2.19 unless such Participant agrees to comply and complies with Section 2.19 as if it were a Lender. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and including, further, in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above. 10.7 Adjustments; Setoff. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particularthe Revolving Facility, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating 110 509265-1832-141352041-Active.21575686.1328267668.14

interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Affiliate or any branch or agency of any thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or any of its Affiliates, provided, that the failure to give such notice shall not affect the validity of such setoff and application. 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 10.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: 111 509265-1832-141352041-Active.21575686.1328267668.14

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages. 10.13 Acknowledgements. The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders. 10.14 Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to keep confidential all Information (as defined below); provided, that nothing herein shall prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing any such Information (a) to the Administrative Agent, any Issuing Lender, any Lender or any Affiliate or Approved Fund of any Lender, (b) to any participant or assignee or prospective participant or assignee that agrees in writing to comply with the provisions of this Section, (c) to its employees, directors, trustees, agents, attorneys, accountants, investment advisors and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, provided, that in the case of any such request or requirement, the Administrative Agent or Lender (as applicable) so requested or required to make such disclosure shall as soon as practicable notify the Borrower thereof, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization 112 509265-1832-141352041-Active.21575686.1328267668.14

or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any pledgee referred to in Section 10.6(d) or any direct or indirect contractual counterparty in swap agreements with the Borrower or such contractual counterparty’s professional advisor (so long as such pledgee or contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14). “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 10.15 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 10.16 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. 10.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or 113 509265-1832-141352041-Active.21575686.1328267668.14

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. 10.18 No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the FourthFifth Amendment or the Guarantee and Collateral Agreement shall extinguish the obligations outstanding under the Security Documents or the other Loan Documents or discharge or release the lien or priority of the Security Documents. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Security Documents or the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the FourthFifth Amendment, the Security Documents, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of the Borrower or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Guarantor,” “Loan Party,” or “Grantor” under the FourthFifth Amendment, this Agreement, the Security Documents or any other Loan Document. Each of this Agreement and the Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith. 10.19 Release of Collateral. At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of any Specified Swap Agreement or Banking Services) shall have been paid in full, the Revolving Commitments have been terminated or expired and no Letters of Credit shall be outstanding (other than any Letter of Credit cash collateralized or otherwise backstopped or subject to credit support reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination. 114 509265-1832-141352041-Active.21575686.1328267668.14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. RENT-A-CENTER, INC. By: Name: Title: JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender By: Name: Title: [Rent-A-Center Credit Agreement] 509265-1832-141352041-Active.21575686.1328267668.14

NAME OF LENDER: , as a Lender By: Name: Title: [Rent-A-Center Credit Agreement] 509265-1832-141352041-Active.21575686.1328267668.14

ANNEX II REVOLVING COMMITMENTS LENDER REVOLVING COMMITMENT JPMorgan Chase Bank, N.A. $74,111,111.12 Compass Bank, dba BBVA Compass $23,111,111.11 HSBC Bank USA, N.A. $20,000,000.00 Woodforest National Bank $20,000,000.00 Fifth Third Bank $16,296,296.30 SunTrust Bank $15,000,000.00 Branch Banking and Trust Company $10,370,370.37 Amegy Bank National Association $8,888,888.89 Intrust Bank, N.A. $7,777,777.77 RBS Citizens, N.A. $4,444,444.44 TOTAL: $200,000,000.00 509265-1832-15452-Active.28292013.9